Filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AmeriCredit Corp.

(Exact name of Registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants Below

J. Michael May, Esq.

Executive Vice President and General Counsel

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Steven Leshin, Esq.

Jenkens & Gilchrist, a Professional Corporation

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

(214) 855-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
0.75% Convertible Senior Notes due 2011	$275,000,000	100%	$275,000,000(1)	$29,425
2.125% Convertible Senior Notes due 2013	$275,000,000	100%	$275,000,000(2)	$29,425
Common Stock, par value $.01 per share, including attached preferred share purchase rights	18,809,121 shares(3)	(3)	(3)	(3)
Guarantees(4)	—	—	—	(4)

(1)	Equals the aggregate principal amount of 0.75% Convertible Senior Notes due 2011 (the “2011 notes”) being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Equals the aggregate principal amount of 2.125% Convertible Senior Notes due 2013 (the “2013 notes,” and together with the 2011 notes, the “notes”) being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Represents the maximum number of shares of common stock which may be issued upon conversion of the notes. The initial conversion rate for the 2011 notes is 35.6233 shares of common stock per $1,000 principal amount of 2011 notes. The initial conversion rate for the 2013 notes is 32.7735 shares of common stock per $1,000 principal amount of 2013 notes. Each such conversion rate will be subject to adjustment in certain events. Pursuant to Rule 416 under the Securities Act, the registrants are also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	The notes are guaranteed by the guarantors named in the Table of Additional Registrants. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

Table of Additional Registrants

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Americredit Corporation of California	California	33-0011256

AmeriCredit Financial Services, Inc.	Delaware	75-2439888

AmeriCredit Flight Operations, LLC	Texas	75-2931810

AmeriCredit Management Trust	Delaware	75-2788787

AmeriCredit Consumer Discount Company	Pennsylvania	75-2883750

ACF Investment Corp.	Delaware	75-2442194

AmeriCredit Financial Services of Canada Ltd.	Ontario, Canada	866121080 (Canadian Business No.)

AmeriCredit NS I Co.	Nova Scotia, Canada	859921132 (Canadian Business No.)

AmeriCredit Consumer Loan Company, Inc.	Nevada	20-3657243

AmeriCredit NS II Co.	Nova Scotia, Canada	859921330 (Canadian Business No.)

Bay View Acceptance Corporation	Nevada	94-3292819

CAR Group, Inc.	Delaware	76-0757878

AFS Management Corp.	Nevada	76-0757878

(1)	The address of each guarantor is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, and the telephone number is (817) 302-7000.

Prospectus

$275,000,000 0.75% Convertible Senior Notes due 2011

$275,000,000 2.125% Convertible Senior Notes due 2013

This prospectus covers resales by holders of our 0.75% Convertible Senior Notes due 2011, or the “2011 notes,” and our 2.125% Convertible Senior Notes due 2013, or the “2013 notes,” and the common stock issuable upon conversion of the 2011 notes and the 2013 notes. We refer to the 2011 notes and the 2013 notes collectively as the “notes.” We issued the notes in a private placement in September 2006. We will not receive any proceeds from the sale of the notes or the shares of common stock offered by the selling securityholders pursuant to this prospectus.

The 2011 notes bear interest at a rate of 0.75% per year. The 2013 notes bear interest at a rate of 2.125% per year. Interest on the notes is payable semi-annually in arrears on September 15 and March 15 of each year, beginning March 15, 2007. The 2011 notes will mature on September 15, 2011. The 2013 notes will mature on September 15, 2013.

Holders may convert their notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date for such notes under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending December 31, 2006 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the conversion price of the 2011 notes or the 2013 notes, as the case may be, on the last day of such preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period, or the measurement period, in which the trading price per $1,000 principal amount of the notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate of the 2011 notes or the 2013 notes, as the case may be, on each such day; or (3) upon the occurrence of specified corporate transactions described in this prospectus. Holders may also convert their notes at their option at any time beginning on July 15, 2011 (in the case of the 2011 notes) or on July 15, 2013 (in the case of the 2013 notes), and ending at the close of business on the second business day immediately preceding the relevant maturity date for such notes. Upon conversion, we will pay cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day of the 30 trading-day cash settlement averaging period (as defined herein). The initial conversion rate for the 2011 notes will be 35.6233 shares of our common stock per $1,000 principal amount of 2011 notes, equivalent to an initial conversion price of approximately $28.07 per share of common stock. The initial conversion rate for the 2013 notes will be 32.7735 shares of our common stock per $1,000 principal amount of 2013 notes, equivalent to an initial conversion price of approximately $30.51 per share of common stock. Each such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.

Following certain corporate transactions, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such corporate transactions by a number of additional shares of common stock as described in this prospectus.

We may not redeem the notes prior to their respective stated maturities.

If we undergo a fundamental change, as defined in this prospectus, holders may require us to purchase all or a portion of their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to, but excluding, the fundamental change purchase date.

The notes will be our senior unsecured obligations, will rank equal in right of payment with our other senior unsecured debt and will rank senior to all of our subordinated debt. The notes will be guaranteed on a senior basis by the same subsidiaries that guarantee our outstanding 1.75% Convertible Senior Notes due 2023. The notes will effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness. The notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries.

For a more detailed description of the notes, see “Description of Notes” beginning on page 24.

The notes will not be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “ACF.” On December 14, 2006, the last reported sale price of our common stock on the New York Stock Exchange was $25.04 per share.

Investing in the notes involves risks. See “ Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2006

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of The New York Stock Exchange, 11 Wall Street, New York, NY 10005.

We have agreed that if at any time the notes or the common stock issuable upon conversion of the notes are “restricted securities” within the meaning of the Securities Act and we are not subject to the information reporting requirements of the Securities Exchange Act, we will furnish to holders of the notes and such common stock and to prospective purchasers designated by them the information required to be delivered under Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes and such common stock.

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until this offering is completed (which filed documents do not include any information furnished under Item 2.02, Item 7.01 and related exhibits under Item 9.01 of any Current Report on Form 8-K):

AmeriCredit Corp. SEC Filings (File No. 001-10667)	Period
Annual Report on Form 10-K	Fiscal year ended June 30, 2006

Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2006

Current Reports on Form 8-K	Filed on July 19, 2006, August 7, 2006, August 21, 2006, September 13, 2006, September 18, 2006, October 6, 2006, October 24, 2006, October 26, 2006, November 1, 2006, November 17, 2006 and December 6, 2006

The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendment or reports filed for the purpose of updating such description	Filed on December 5, 1990

The description of our shareholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on September 8, 1997

i

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, TX 76102

Attention: Chris A. Choate

                 Chief Financial Officer

Telephone: (817) 302-7000

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. All statements other than statements of historical facts included in this prospectus, including the statements under “Prospectus Summary” and elsewhere regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements may be made expressly in this document, or may be “incorporated by reference” to other documents we have filed with the SEC. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “likely,” “will,” “future,” “projects,” “plans,” “may,” “should,” “continue” or similar or comparable expressions used in this prospectus or documents incorporated by reference, although not all forward-looking statements contain such identifying words. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

You should read carefully the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Additional information about issues that could lead to material changes in our results, performance or achievements is contained in our filings with the SEC.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read the entire prospectus and the documents incorporated by reference in this prospectus, including the section describing the risks of investing in the notes entitled “Risk Factors” and our consolidated financial statements, including the accompanying notes, included elsewhere or incorporated by reference in this prospectus, before deciding to invest in the notes.

AmeriCredit Corp.

We are a leading independent auto finance company that has been operating in the automobile finance business since September 1992. We purchase auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, make loans directly to customers buying new and used vehicles. As used herein, “loans” include auto finance contracts originated by dealers and purchased by us as well as direct extensions of credit made by us to consumer borrowers. We target consumers who are typically unable to obtain financing from traditional sources. Funding for our auto lending activities is obtained primarily through the transfer of loans in securitization transactions. We service our loan portfolio at regional centers using automated loan servicing and collection systems.

We maintain a significant share of the sub-prime auto finance industry. We source our business primarily through our relationships with franchised auto dealers, which are maintained through our branch network, marketing representatives (dealer relationship managers) and alliance relationships. Our strategy for growing our business is to expand our traditional market niche through the acquisition of Bay View Acceptance Corp. (“BVAC”) (which offers specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit scores), our re-entry into the Canadian market, increasing our independent dealer penetration and a renewed focus on lending directly to consumers.

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas, 76102 and our telephone number is (817) 302-7000.

The Offering

In September 2006, we issued and sold the notes in a private offering to Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Friedman, Billings, Ramsey & Co, Inc. and Wachovia Capital Markets, LLC, which we refer to as the initial purchasers. We were advised by the initial purchasers that the notes were resold in transactions which were exempt from registration requirements of the Securities Act of 1933 (the “Securities Act”), as amended, to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act.

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this document entitled “Description of Notes.” For purposes of the description of the notes included in this prospectus, references to “the Company,” “issuer,” “us,” “we” and “our” refer only to AmeriCredit Corp. and do not include our subsidiaries.

Issuer	AmeriCredit Corp., a Texas corporation.

Securities

$275,000,000 aggregate principal amount of 0.75% Convertible Senior Notes due 2011 (the “2011 notes”) and $275,000,000 aggregate principal amount of 2.125% Convertible Senior Notes due 2013 (the “2013 notes” and, together with the 2011 notes, the “notes”).

Maturity	The 2011 notes will mature on September 15, 2011 and the 2013 notes will mature on September 15, 2013, in each case, subject to earlier repurchase or conversion.

Interest

0.75% per year on the principal amount (in the case of the 2011 notes) and 2.125% per year on the principal amount (in the case of the 2013 notes), in each case, from September 18, 2006, payable semi-annually in arrears on September 15 and March 15 of each year, beginning March 15, 2007.

Conversion rights

Holders may convert their notes at any time prior to the close of business on the second business day immediately preceding the maturity date for such notes, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

•	during any fiscal quarter after the fiscal quarter ending December 31, 2006 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the conversion price of the 2011 notes or the 2013 notes, as the case may be, on the last day of such preceding fiscal quarter; or

•	during the five business-day period after any five consecutive trading-day period, or the measurement period, in which the trading price per $1,000 principal amount of the notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate of the 2011 notes or the 2013 notes, as the case may be, on each such day; or

•	upon the occurrence of specified corporate transactions described under “Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Transactions.”

Holders may also convert their notes at their option at any time beginning on July 15, 2011 (in the case of the 2011 notes) or on July 15, 2013 (in the case of the 2013 notes), and ending on the close of business on the second business day immediately preceding the relevant maturity date for such notes.

The initial conversion rate for the 2011 notes is 35.6233 shares of our common stock per $1,000 principal amount of 2011 notes (equivalent to an initial conversion price of approximately $28.07 per share of common stock). The initial conversion rate for the 2013 notes is 32.7735 shares of our common stock per $1,000 principal amount of 2013 notes (equivalent to an initial conversion price of approximately $30.51 per share of common stock). Each such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including additional interest.

Upon conversion, we will pay cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day of the 30 trading day cash settlement averaging period (as described herein). See “Description of Notes—Conversion Rights—Settlement Upon Conversion.”

In addition, following certain corporate transactions, we will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transactions by a number of additional shares of common stock as described under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes.”

You will not receive any additional cash payment, including any additional interest, upon conversion of a note except in circumstances described in “Description of Notes—Conversion Rights—General.” Instead, interest will be deemed paid by the cash and shares, if any, of common stock issued to you upon conversion of a note.

Fundamental change

If we undergo a fundamental change (as defined under “Description of Notes—Fundamental Change Permits Holders to Require us to Purchase Notes”), you will have the option to require us to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date. We will pay cash for all notes so purchased.

Ranking	The notes will rank equally in right of payment with all our existing and future unsecured senior debt and are senior in right of payment to our subordinated debt, if any. The indentures pursuant to which the notes are issued do not limit the amount of debt that we or our subsidiaries may incur. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries.

Guarantors

The notes are guaranteed by the same subsidiaries that are guarantors of our outstanding 1.75% Convertible Senior Notes due 2023. These subsidiary guarantees are joint and several obligations of the guarantors. Each subsidiary guarantee ranks equally in right of payment with all senior debt of that guarantor and ranks senior in right of payment with any existing and future subordinated indebtedness of that guarantor. Each subsidiary guarantee effectively ranks junior to any secured indebtedness of that guarantor to the extent of the assets securing such indebtedness.

Registration rights

We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act relating to the resale of the notes, the subsidiary guarantees and any common stock issuable upon conversion of the notes. We have agreed to keep the shelf registration statement effective for a period of two years from the effective date of the registration statement of which this prospectus is a part, or such shorter period that will terminate when all of the securities covered by this prospectus have been sold or may be sold under Rule 144(k) of the Securities Act. We have agreed to pay interest to the holders of the notes or the common stock issuable upon conversion of the notes if we do not comply with these registration obligations. See “Description of Notes—Registration Rights.”

Use of proceeds	We will not receive any proceeds from the sale of the notes or the shares of common stock offered by this prospectus.

Book-entry form

The notes have been issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers are effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The initial purchasers advised us that they intended to make a market in the notes. However, they were not and are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any national securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Our common stock is listed on the New York Stock Exchange under the symbol “ACF.”

U.S. federal income tax considerations

Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the common stock issuable upon conversion of the notes. See “Material United States Federal Income Tax Considerations.”

Risk factors

Investment in the notes involves risk. You should carefully consider the information under the section titled “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference before investing in the notes.

RISK FACTORS

Investing in the notes and our common stock involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. If any of the adverse events described below were to actually occur, our business, results of operations, or financial condition would likely suffer. In such an event, the trading price of the notes and our common stock could decline and you could lose all or part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business or investment in the notes or our common stock. Risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks related to our business

Our ability to continue to purchase contracts and to fund our business is dependent on a number of financing sources.

Dependence on Credit Facilities. We depend on various credit facilities with financial institutions to finance our purchase of contracts pending securitization.

At September 30, 2006, we had five separate credit facilities that have available borrowing capacity of $4,050.0 million, including:

(1)	a credit facility providing up to $1,950.0 million of receivables financing, of which $150.0 million matures in November 2006 and the remaining $1,800.0 million matures in November 2008;

(2)	a medium term note facility providing $650.0 million of receivables financing which matures in October 2007;

(3)	a repurchase facility providing up to $600.0 million through February 2007 and declining to $500.0 million through the August 2007 maturity, for the financing of finance receivables repurchased from securitization Trusts upon exercise of the cleanup call option;

(4)	a near prime facility to fund higher credit quality receivables, providing up to $400.0 million of receivables financing which matures in July 2007; and

(5)	a BVAC credit facility to fund BVAC originated receivables providing up to $450.0 million of receivables financing which matures in September 2007.

We cannot guarantee that any of these financing resources will continue to be available beyond the current maturity dates at reasonable terms or at all. The availability of these financing sources depends, in part, on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank liquidity in general. If we are unable to extend or replace these facilities or arrange new credit facilities or other types of interim financing, we will have to curtail contract purchasing activities, which would have a material adverse effect on our financial position and results of operations.

Our credit facilities contain various covenants requiring certain minimum financial ratios, asset quality, and portfolio performance ratios (portfolio net loss, delinquency and repossession ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements or restrict our ability to obtain additional borrowings under these agreements. As of September 30, 2006, our credit facilities were in compliance with all covenants.

Dependence on Securitization Program. Since December 1994, we have relied upon our ability to transfer receivables to securitization Trusts and sell securities in the asset-backed securities market to generate cash proceeds for repayment of credit facilities and to purchase additional receivables. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables in general could materially adversely affect our ability to purchase and securitize loans on a timely basis and upon terms acceptable to us. Any adverse change or delay would have a material adverse effect on our financial position, liquidity and results of operations.

We will continue to require the execution of securitization transactions in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are not available to us on a regular basis for any reason, including the occurrence of events of default, deterioration in loss experience on the receivables, breach of financial covenants or portfolio and pool performance measures, disruption of the asset-backed market or otherwise, we will be required to revise the scale of our business, including the possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Dependence on Financial Guaranty Insurance. To date, all but six of our securitizations in the United States have utilized financial guaranty insurance policies provided by various monoline insurance providers in order to achieve AAA/Aaa ratings on the insured securities issued in the securitization transactions. These ratings reduce the costs of securitizations relative to alternative forms of financing available to us and enhance the marketability of these transactions to investors in asset-backed securities. However, the financial guaranty insurance providers are not required to insure future securitizations sponsored by us, and there can be no assurance that they will continue to do so or that future securitizations sponsored by us will be similarly rated. Our insurance providers’ willingness to insure our future securitizations is subject to many factors beyond our control, including concentrations of risk with any given insurance provider, the insurance providers’ own rating considerations, their ability to cede this risk to reinsurers and the performance of the portion of our portfolio for which the insurer has provided insurance. Alternatively, in lieu of relying on a financial guaranty insurance policy, in six of our securitizations in the United States, we have sold or retained subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities.

A downgrading of any of our insurance providers’ credit ratings or the inability to structure alternative credit enhancements, such as senior subordinated transactions, for our securitization program could result in higher interest costs for future securitizations sponsored by us and larger initial and/or target credit enhancement requirements. The absence of a financial guaranty insurance policy may also impair the marketability of our securitizations. These events could have a material adverse effect on the cost and availability of capital to finance contract purchases which in turn could have a material adverse effect on our financial position, liquidity and results of operations.

Defaults and prepayments on contracts purchased or originated by us could adversely affect our operations.

Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of loans in our portfolio. Obligors under contracts acquired or originated by us may default during the term of their loan. We bear the full risk of losses resulting from defaults. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery.

We maintain an allowance for loan losses on loans held on our balance sheet which reflects management’s estimates of inherent losses for these loans. If the allowance is inadequate, we would recognize the losses in excess of that allowance as an expense and results of operations would be adversely affected. A material adjustment to our allowance for loan losses and the corresponding decrease in earnings could limit our ability to enter into future securitizations and other financings, thus impairing our ability to finance our business.

We are required to deposit substantial amounts of the cash flows generated by our interests in securitizations sponsored by us to satisfy targeted credit enhancement requirements. An increase in defaults or prepayments would reduce the cash flows generated by our interests in securitization transactions lengthening the period required to build targeted credit enhancement levels in the securitization trusts. Distributions of cash from the securitizations to us would be delayed and the ultimate amount of cash distributable to us would be less, which would have an adverse effect on our liquidity. The targeted credit enhancement levels in future securitizations could also be increased, further impacting our liquidity.

The negative performance of auto contracts in our portfolio could adversely affect our cash flow and servicing rights.

Generally, the form of agreements we enter into with our financial guaranty insurance providers in connection with securitization transactions contain specified limits on portfolio performance ratios (delinquency, cumulative default and cumulative net loss triggers) on the receivables included in each securitization Trust. If, at any measurement date, a portfolio performance ratio with respect to any Trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that Trust, if a waiver was not obtained. During the period in which the specified portfolio performance ratio was exceeded, excess cash flows, if any, from the Trust would be used to fund the increased credit enhancement levels instead of being distributed to us, which would have an adverse effect on our cash flows and liquidity.

Prior to October 2002, the financial guaranty insurance policies for all of our insured securitization transactions were provided by Financial Security Assurance, Inc. (“FSA”). The restricted cash account for each securitization Trust insured as part of the group of securitizations covered by a financial guaranty insurance policy provided by FSA (hereinafter referred to as the “FSA Program”) was cross-collateralized to the restricted cash accounts established in connection with our other securitization Trusts in the FSA Program, such that excess cash flows from an FSA Program securitization that had already met its credit enhancement requirement could be used to fund target credit enhancement requirements with respect to FSA Program securitizations in which specified portfolio performance ratios had been exceeded, rather than being distributed to us. We previously breached cumulative net loss performance triggers on certain of our FSA Program securitizations causing a postponement of substantially all of the cash otherwise distributable to us from the FSA Program securitizations as this cash was used to fund increased credit enhancement requirements on FSA Program securitizations. As a result of constrained liquidity, we adopted a revised operating plan in February 2003 which included a decrease in our targeted loan volume and a reduction of operating expenses. As of December 14, 2006, there are no remaining FSA Program securitizations outstanding.

Generally, our securitization transactions insured by financial guaranty insurance providers prior to September 2005 are cross-collateralized to a limited extent. In the event of a shortfall in the original target credit enhancement requirement for any of these securitization Trusts after a certain period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount. In one of our securitization transactions, if a secured party receives a notice of a rating agency review for downgrade or if there is a downgrade of any class of notes (without taking into consideration the presence of the financial guaranty insurance policy) excess cash flows from other securitization transactions insured by the same insurance provider would be utilized to satisfy any increased target credit enhancement requirements. Our securitization transactions insured by financial guaranty insurance policies after August 2005 do not contain any cross-collateralization provisions.

The agreements that we enter into with our financial guaranty insurance providers in connection with securitization transactions contain additional specified targeted portfolio performance ratios (delinquency, cumulative default and cumulative net loss triggers) that are higher than the limits referred to in the preceding risk factor. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these additional levels, provisions of the agreements permit the financial guaranty insurance providers to terminate our servicing rights to the receivables sold to that Trust. In addition, the servicing agreements on certain insured securitization Trusts are cross-defaulted so that a default under one servicing agreement would allow the financial guaranty insurance provider to terminate our servicing rights under all servicing agreements for securitization Trusts in which they issued a financial guaranty insurance policy. Additionally, if these higher targeted portfolio performance levels were exceeded, the financial guaranty insurance providers may elect to retain all excess cash generated by other securitization transactions insured by them as additional credit enhancement. This, in turn, could result in defaults under our other securitizations and other material indebtedness. Although we have never exceeded these additional targeted portfolio performance ratios, and do not anticipate violating any event of default triggers for our securitizations, there can be no assurance that our servicing rights with respect to the automobile receivables in such Trusts or any other Trusts will not be terminated if:

•	such targeted portfolio performance ratios are breached;

•	we breach our obligations under the servicing agreements;

•	the financial guaranty insurance providers are required to make payments under a policy; or

•	certain bankruptcy or insolvency events were to occur.

As of September 30, 2006, no such servicing right termination events have occurred with respect to any of the Trusts formed by us. The termination of any or all of our servicing rights would have a material adverse effect on our financial position, liquidity and results of operations.

Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity and results of operations depend on management’s ability to execute our business strategy. Key factors involved in the execution of the business strategy include achieving the desired loan origination volume, continued and successful use of proprietary scoring models for credit risk assessment and risk-based pricing, the use of effective credit risk management techniques and servicing strategies, implementation of effective loan servicing and collection practices, continued investment in technology to support operating efficiency and continued access to significant funding and liquidity sources. Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

There is a high degree of risk associated with sub-prime borrowers.

We specialize in purchasing and servicing predominantly sub-prime automobile receivables. Sub-prime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based loan pricing and other underwriting policies and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

We are subject to economic conditions which are beyond our control.

General. We are subject to changes in general economic conditions that are beyond our control. During periods of economic slowdown or recession, such as the United States and Canadian economies have at times experienced, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates or other factors that impact consumer confidence or disposable income could decrease consumer demand for automobiles as well as weaken collateral values on certain types of automobiles. Because we focus on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our finance charge income. While we seek to manage the higher risk inherent in loans made to sub-prime borrowers through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could adversely affect our financial position, liquidity and results of operations and our ability to enter into future securitizations.

Wholesale Auction Values. We sell repossessed automobiles at wholesale auction markets located throughout the United States and Canada. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged off. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or recession will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, and from increased volume of trade-ins due to promotional programs offered by new vehicle manufacturers. Additionally, higher gasoline prices may decrease the wholesale auction value of certain types of vehicles. Our net recoveries as a percentage of repossession charge-offs was approximately 49% and 45% for the three months ended September 30, 2006 and 2005, respectively, and was 48% in fiscal 2006, 43% in fiscal 2005 and 41% in fiscal 2004. There can be no assurance that our recovery rates will remain at current levels.

Interest Rates. Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our receivables. As the level of interest rates increase, such as they have since 2003, our gross interest rate spread on new originations generally declines since the rates charged on the contracts originated or purchased from dealers are limited by market and competitive conditions, restricting our opportunity to pass on increased interest costs to the consumer. We believe that our profitability and liquidity could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and employ pre-funding in securitization transactions and other hedging strategies designed to mitigate the impact of increases in interest rates. There can be no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of increases in interest rates.

Labor Market Conditions. Competition to hire and retain personnel possessing the skills and experience required by us could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified personnel could have an adverse effect on our delinquency, default and net loss rates, our ability to grow and, ultimately, our financial condition, results of operations and liquidity.

A breach of information security could adversely affect our business.

If third parties or our employees are able to penetrate our network security or otherwise misappropriate our customers’ personal information or loan information, or if we give third parties or our employees improper access to our customers’ personal information or loan information, we could be subject to liability. This liability could include identity theft or other similar fraud-related claims. This liability could also include claims for other misuses or losses of personal information, including for unauthorized marketing purposes. Other liabilities could include claims alleging misrepresentation or our privacy and data security practices.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure online transmission of confidential consumer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms that we use to protect sensitive customer transaction data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Our security measures are designed to protect against security breaches, but our failure to prevent such security breaches could subject us to liability, decrease our profitability, and damage our reputation.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

The dealers who originate automobile finance contracts purchased by us also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

We may be unable to successfully compete in our industry.

Competition in the field of automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than ours. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing or revolving credit products, which are not provided by us. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominantly on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

We are involved in and will likely continue to be party to litigation.

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any adverse resolution of litigation pending or threatened against us, could have a material adverse affect on our financial condition, results of operations and cash flows. See Item 3, Legal Proceedings, in our Form 10-K for the fiscal year ended June 30, 2006 and Item 1 of Part II, Legal Proceedings, in our Form 10-Q for the quarterly period ended September 30, 2006, each of which are incorporated by reference herein.

Risks related to the notes, our common stock and this offering

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We currently have a substantial amount of outstanding indebtedness. Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on our future operating performance, including the performance of receivables transferred to securitization Trusts, and our ability to enter into additional securitization transactions as well as debt and equity financings, which, to a certain extent, is subject to economic, financial, competitive, regulatory and other factors beyond our control.

If we are unable to generate sufficient cash flows in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancings will be possible or that any additional financing could be obtained on acceptable terms. The inability to refinance our existing debt or to obtain additional financing would have a material adverse effect on our financial position, liquidity and results of operations.

The degree to which we are leveraged creates risks including:

•	we may be unable to satisfy our obligations under our outstanding indebtedness;

•	we may find it more difficult to fund future credit enhancement requirements, operating costs, capital expenditures, stock repurchases, acquisitions, or general corporate purposes;

•	we may have to dedicate a substantial portion of our cash resources to the payments on our outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities; and

•	we may be vulnerable to adverse general economic and industry conditions.

Our credit facilities require us to comply with certain financial ratios and covenants. Additionally, our credit facilities have minimum asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities. As of September 30, 2006, we were in compliance with all financial and portfolio performance covenants on our credit facilities and securitization transactions.

If we cannot comply with the requirements in our credit facilities, then the lenders may increase our borrowing costs or require us to repay immediately all of the outstanding debt. If our debt payments were accelerated, our assets might not be sufficient to fully repay the debt. These lenders may require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt. These events may also result in a default under our convertible senior note indenture.

We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such case, our financial condition, liquidity and results of operations would suffer.

Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the notes will be effectively subordinated to substantially all of our other debt, other than our outstanding 1.75% Convertible Senior Notes due 2023.

The notes will be unsecured obligations of AmeriCredit Corp. The notes will be effectively junior in right of payment to all of our secured indebtedness, including any existing and future credit enhancement agreements. Holders of any secured indebtedness of ours, our subsidiaries or the securitization trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. Notably, substantially all of our auto loan receivables have been pledged to secure the repayment of debt issued under our credit facilities or in securitization transactions. Any debt securities issued by us, including the notes, will effectively rank junior to that secured indebtedness. As of September 30, 2006, the aggregate amount of our and our subsidiaries’ secured indebtedness was approximately $12.1 billion.

If we defaulted under our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any debt securities issued by us. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the notes will be entitled to receive any payment with respect thereto. As a result, the holders of the notes may recover proportionally less than holders of secured indebtedness.

Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, and this could further exacerbate the risks described in this prospectus.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. We will not be restricted under the terms of the notes or indentures pursuant to which the notes are to be issued from incurring additional indebtedness, including secured debt. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing common stock by the terms of the notes.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

Our ability to make payments on or to refinance our indebtedness and to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We expect to continue to require substantial amounts of cash. Our primary cash requirements include the funding of:

•	contract purchases pending their securitization;

•	credit enhancement requirements in connection with the securitization of the receivables;

•	interest and principal payments under our credit facilities and other indebtedness;

•	fees and expenses incurred in connection with the securitization and servicing of receivables;

•	ongoing operating expenses;

•	income tax payments; and

•	capital expenditures.

Additionally, we have been using cash to fund our stock repurchase program since April 2004; to the extent we were unable to generate sufficient cash to fund the aforementioned items, it is anticipated that stock repurchases would be curtailed or discontinued.

We require substantial amounts of cash to fund our contract purchase and securitization activities. Although we must fund certain credit enhancement requirements upon the closing of a securitization, we typically receive the cash representing excess cash flows and return of credit enhancement deposits over the actual life of the receivables securitized. Assuming that origination volume ranges from $7.2 billion to $7.8 billion in fiscal 2007 and the initial credit enhancement requirement for our securitization transactions remains at 9.5% (the level for the most recent securitization completed in September 2006), we would require $684.0 million to $741.0 million in cash or liquidity to fund initial credit enhancement in fiscal 2007. The initial credit enhancement requirement could increase in future securitizations, which would result in an increased requirement for cash on our part. We also incur transaction costs in connection with a securitization transaction. Accordingly, our strategy of securitizing substantially all of our newly purchased receivables will require significant amounts of cash.

Our primary sources of future liquidity are expected to be:

•	excess cash flows received from securitization Trusts;

•	interest and principal payments on loans not yet securitized;

•	servicing fees;

•	borrowings under our credit facilities or proceeds from securitization transactions; and

•	further issuances of debt or equity securities.

Because we expect to continue to require substantial amounts of cash for the foreseeable future, we anticipate that we will require the execution of additional securitization transactions and may choose to enter into debt or equity financings. The type, timing and terms of financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that funding will be available to us through these sources or, if available, that the funding will be on acceptable terms. If we are unable to execute securitization transactions on a regular basis, we would not have sufficient funds to finance new loan originations and, in such event, we would be required to revise the scale of our business, including possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Although the notes are referred to as “senior notes,” the notes are effectively subordinated to the rights of our existing and future secured creditors and any liabilities of our non-guarantor subsidiaries.

Holders of our present and future secured indebtedness and the secured indebtedness of our subsidiaries will have claims that are senior to your claims as holders of the notes, to the extent of the value of the assets securing such other indebtedness. The notes will be effectively subordinated to existing secured financings and any other secured indebtedness incurred by us. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. The notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries include our special purpose finance vehicles which hold substantially all of our auto loan receivables.

AmeriCredit Corp. is a holding company. Its only internal source of cash is from distributions from its subsidiaries.

AmeriCredit Corp., the issuer of the notes, is a holding company with no operations of its own and conducts all of its business through its subsidiaries. AmeriCredit Corp.’s only significant asset is the outstanding capital stock of its subsidiaries. AmeriCredit Corp. is wholly dependent on the cash flow of its subsidiaries and dividends and distributions to it from its subsidiaries in order to service its current indebtedness, including payment of principal, premium, if any, and interest on any indebtedness of AmeriCredit Corp., and any of its future obligations. AmeriCredit Corp.’s subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any indebtedness of AmeriCredit Corp. or to make any funds available therefor, except for those subsidiaries that have guaranteed our obligations under our outstanding 1.75% Convertible Senior Notes due 2023 and that will guarantee our obligations under the notes. The ability of AmeriCredit Corp.’s subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of its subsidiaries then in effect and applicable law. There can be no assurance that AmeriCredit Corp.’s subsidiaries will generate cash flow sufficient to pay dividends or distributions to AmeriCredit Corp. to enable AmeriCredit Corp. to pay interest or principal on its existing indebtedness or the notes.

AmeriCredit Corp.’s rights to participate in the distribution of assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that AmeriCredit Corp. is itself recognized as a creditor of that subsidiary, in which case our claims would still be subject to the claims of any secured creditor of that subsidiary. As of September 30, 2006, the aggregate amount of debt and other obligations of AmeriCredit Corp.’s subsidiaries (including long-term debt, guarantees of AmeriCredit Corp.’s debt, current liabilities and other liabilities) was approximately $12.8 billion, of which approximately $12.1 billion was debt in connection with our credit facilities and securitization notes payable.

Your right to receive payments on the notes could be adversely affected if any of our subsidiaries or other special purpose finance vehicles declares bankruptcy, liquidates or reorganizes.

In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions. The special purpose finance vehicles are not guarantors with respect to any debt securities issued by us, including the notes. As of September 30, 2006, all financings by us under our credit facilities and our securitization notes payable transactions are secured by a first priority lien on the receivables and related assets held by our special purpose finance vehicles. The auto receivables owned by the special purpose finance vehicles will not be available to satisfy claims by our creditors, including any claims made under the notes. Because the special purpose finance vehicles are not guarantors of the notes, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the special purpose finance vehicles.

Credit enhancement held by certain of our subsidiaries is also subject to certain contingent claims by issuers of our financial guaranty insurance policies issued in connection with our securitizations. We have agreed to reimburse our financial guaranty insurance providers, on a limited recourse basis, for amounts paid by them under these financial guaranty insurance policies. In order to secure those reimbursement obligations, we have granted to our financial guaranty insurance providers liens on some credit enhancement assets. Our financial guaranty insurance providers will have claims that are prior to the claims of the holders of debt securities issued by us, including the notes, with respect to these assets and the debt securities issued by us, including the notes, will be effectively subordinated to all of these reimbursement rights. The credit enhancement consists of subordinated interests in our securitizations and is effectively subordinated to the asset-backed securities issued in our securitizations. There can be no assurance that our operations, independent of these two subsidiaries, will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the notes, or that dividend distributions will be available from our subsidiaries to fund these payments.

Not all of our subsidiaries are guarantors. Our non-guarantor subsidiaries hold substantially all of our consolidated assets and have incurred substantial indebtedness. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.

Some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As of September 30, 2006, these notes were effectively junior to indebtedness of $12.1 billion and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries held approximately 90% of our consolidated assets as of September 30, 2006.

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all other debts of ours or any guarantor if, among other things, we or the guarantor, at the time the indebtedness evidenced by the notes or its guarantee was incurred:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness;

•	were insolvent or rendered insolvent by reason of the incurrence of the indebtedness or the granting of the guarantees;

•	were engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or the guarantor would incur, debts beyond our or the guarantor’s ability to pay those debts as they mature.

In addition, any payment by us or a guarantor pursuant to the notes or a guarantee could be voided and required to be returned to us or that guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or the guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of our or the guarantor’s assets;

•	the present fair saleable value of our or the guarantor’s assets were less than the amount that would be required to pay our or the guarantor’s probable liability on our or the guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or the guarantor could not pay our or the guarantor’s debts as they become due.

Based upon information currently available to us, we believe that the notes and the guarantees are being incurred for proper purposes and in good faith and that we and each of the guarantors:

•	are solvent and will continue to be solvent after giving effect to the issuance of the notes and the guarantees, as the case may be;

•	will have enough capital for carrying on our business and the business of each of the guarantors after the issuance of the notes and the guarantees, as the case may be; and

•	will be able to pay our and each of the guarantor’s debts, as the case may be.

Our articles of incorporation and bylaws, Texas law and contractual provisions contain provisions that could discourage a takeover.

Our articles of incorporation and bylaws contain provisions which may prevent or deter a third party from acquiring us, even if such acquisition could benefit you. These provisions may limit shareholders’ ability to approve a transaction that shareholders may think is in their best interests. Such provisions include:

•	a requirement that certain procedures must be followed before matters can be proposed for consideration at meetings of our shareholders; and

•	the ability of the Board of Directors to fix the rights and preferences of an issue of shares of preferred stock without shareholder action.

In addition, we have a shareholder rights plan that enables our shareholders (other than a hostile acquiror) to buy our shares at a substantially discounted price if any third party were to acquire more than 15% of our common stock.

Provisions of the Texas Business Corporation Act also restrict certain business combinations with interested shareholders. The provisions of our articles of incorporation, bylaws and shareholder rights plan and of Texas law are intended to encourage potential acquirors to negotiate with us and allow the Board of Directors the opportunity to consider alternative proposals in the interest of maximizing shareholder value. However, these provisions may also discourage acquisition proposals or delay or prevent a change in control that could be beneficial to you.

In addition, the terms of our employment agreements with our senior executives contain provisions calling for payments upon a change of control, and our stock based compensation agreements vest immediately upon occurrence of a change in control. These provisions could have the effect of increasing the cost of a change in control and thereby delay or hinder such a change in control. Our credit facilities also have provisions which give rise to events of default on the occurrence of a change in control. These provisions could have the effect of increasing the cost of a change in control of us.

The market price of the notes could be significantly affected by the market price of our common stock and other factors.

We expect that the market price of our notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely continue to fluctuate in response to the factors discussed elsewhere in “Risk Factors” and in “Special Note Regarding Forward-Looking Statements”, among others, many of which are beyond our control.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock underlying your notes.

Prior to July 15, 2011 (in the case of the 2011 notes) or July 15, 2013 (in the case of the 2013 notes), the notes are convertible into cash and shares of our common stock, if any, only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and common stock, if any, into which the notes would otherwise be convertible.

Upon conversion of the notes, we will pay only cash in settlement of up to the principal amount thereof and we will settle any amounts in excess of the principal amount in shares of our common stock.

Generally, we will satisfy our conversion obligation to holders by paying only cash in settlement of the lesser of the principal amount and the conversion value of the notes and by delivering shares of our common stock in settlement of any and all conversion obligations in excess of the principal amount of the notes. Accordingly, upon conversion of a note, you may not receive any shares of our common stock, or you may receive fewer shares of common stock relative to the conversion value of the note. In addition, settlement may be delayed until the 34th trading day following the conversion date. See “Description of Notes—Conversion Rights—Settlement Upon Conversion.” As a result, upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you may expect) between the day that you exercise your conversion right and the day the conversion value of your notes is finally determined. In addition, upon conversion, you may receive solely cash with a value less than the principal amount of notes being converted because the value of our common stock may decline (or not appreciate as much as you expect) between the day that you exercise your conversion right and the day the conversion value of your notes is finally determined.

In the event of a default, we may have insufficient funds to make any payments due on the notes.

Our failure to convert the notes into cash or a combination of cash and common stock upon exercise of a holder’s conversion right in accordance with the provisions of the relevant indenture pursuant to which the 2011 notes or 2013 notes, as applicable, are issued would constitute a default under such relevant indenture. In addition, a default under the relevant indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the notes.

The notes are not protected by restrictive covenants.

The indentures governing the notes do not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, such indentures do not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require us to Purchase Notes,” “Description of Notes—Conversion Rights—Adjustment to shares delivered upon conversion upon certain fundamental changes.”

The conversion rate for the 2011 notes and the 2013 notes, as the case may be, may not be adjusted for all dilutive events.

The conversion rate of the 2011 notes and the 2013 notes, as the case may be, are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” Such conversion rates will not be adjusted, however, for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. In addition, an event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to such conversion rates.

We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change as required by the indentures governing the notes.

Holders may require us to purchase their notes upon a fundamental change as described under “Description of Notes—Fundamental Change Permits Holders to Require us to Purchase Notes.” A fundamental change may also constitute an event of default, and result in the effective acceleration of the maturity of our then-existing indebtedness, under another indenture or other agreement. There can be no assurance that we would have sufficient financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for the notes tendered by the holders in cash. Failure by us to purchase the notes when required will result in an event of default with respect to the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a specified corporate transaction that constitutes a fundamental change occurs, under certain circumstances we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such specified corporate transaction. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in, or the price of our common stock over a five trading day period immediately preceding the effective date of, such transaction, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes.” The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in, or the price of our common stock over a five trading day period immediately preceding the effective date of, such transaction is greater than $85.00 per share (in the case of the 2011 notes) or $85.00 per share (in the case of the 2013 notes), or if such price is less than $24.41 per share (in the case of the 2011 notes) or $24.41 per share (in the case of the 2013 notes) (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate. In addition, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 40.9668 per $1,000 principal amount of 2011 notes or 2013 notes, as applicable, subject to adjustments in the same manner as the applicable conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the applicable conversion rate in connection with any such specified corporate transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The notes and any shares of our common stock issuable upon conversion of the notes are subject to restrictions on transfer.

We are selling the notes under exemption from registration under applicable federal and state securities laws. Neither the notes nor any shares of our common stock issuable upon conversion of the notes have been registered under the Securities Act. Unless and until we register the notes and any shares of our common stock issuable upon conversion of the notes pursuant to the provisions of the registration rights agreement described herein, the notes and any shares of our common stock issuable upon conversion of the notes may only be offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply for a listing of the notes on any national securities exchange or any automated dealer quotation system. The initial purchasers advised us that they intended to make a market in the notes after the offering is completed. However, they were not and are not obligated to do so, and may discontinue market-making with respect to the notes without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop for the notes.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their notes.

The conversion of some or all of the notes may dilute the ownership interests of existing shareholders. Although the convertible note hedge transaction is expected to reduce potential dilution upon conversion of the notes, the warrant transaction could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into cash and shares of our common stock could depress the price of our common stock.

You may be subject to tax upon an adjustment to the applicable conversion rate of the notes even though you do not receive a corresponding cash distribution.

The applicable conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received a taxable dividend to the extent of our earnings and profits that will be subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Dividend Policy” and “Material United States Federal Income Tax Considerations.”

If certain types of fundamental changes occur on or prior to the maturity date of the notes, under some circumstances, we will increase the applicable conversion rate for notes converted in connection with the fundamental change. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.”

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

We entered into convertible note hedge transactions with affiliates of one or more of the initial purchasers, whom we refer to as the option counterparties, in connection with the issuance of the notes. We also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected to reduce potential dilution upon conversion of the notes. However, the warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. We used a portion of the net proceeds of the offering of the notes to pay the net cost of the convertible note hedge and warrant transactions. These transactions were accounted for as an adjustment to our shareholders’ equity.

In connection with their hedge of these transactions, the option counterparties or affiliates thereof may enter or may have entered into various derivative transactions with respect to our common stock and/or purchase shares of our common stock in secondary market transactions concurrently with or after the initial offering of the notes. These activities could have the effect of increasing or preventing a decline in the price of our common stock.

The option counterparties or affiliates thereof are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions prior to the respective maturities of the notes. In particular, such hedge modification transactions are likely to occur during any cash settlement averaging period for a conversion of notes, which may have a negative effect on the amount or value of the consideration received in relation to the conversion of those notes. In addition, we intend to exercise options we hold under the convertible note hedge transaction whenever notes are converted. In order to unwind their hedge position with respect to those exercised options, the option counterparties expect that they or their affiliates will likely sell shares of our common stock in secondary transactions or unwind various derivative transactions with respect to our common stock during any cash settlement averaging period for the converted notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the amount of cash and/or number of shares of our common stock, if any, as well as the value of such common stock that you may receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling securityholder of the notes or any of the shares of common stock issuable upon conversion of the notes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on The New York Stock Exchange under the symbol “ACF”. The following table sets forth for the fiscal periods indicated below (each of which ends on June 30 of the respective year) the high and low sales prices for our common stock, as reported on The New York Stock Exchange.

	High	Low
Fiscal 2005
First quarter	$21.88	$17.16
Second quarter	24.98	17.65
Third quarter	25.49	22.45
Fourth quarter	26.00	22.22
Fiscal 2006
First quarter	27.59	23.40
Second quarter	26.40	21.31
Third quarter	31.54	25.43
Fourth quarter	31.70	26.41
Fiscal 2007
First quarter	28.25	22.11
Second quarter (through December 14, 2006)	26.49	22.59

As of December 14, 2006, there were approximately 250 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on The New York Stock Exchange on December 14, 2006 was $25.04.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratios or earnings to fixed charges for the three months ended September 30, 2006 and 2005 and the five years in the period ended June 30, 2006.

	Three months ended September 30,				Fiscal year ended June 30,
	2006		2005		2006		2005		2004		2003		2002
Ratio of earnings to fixed charges(1)	1.8	x	1.9	x	2.1	x	2.7	x	2.4	x	1.2	x	4.6	x

(1)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.

DESCRIPTION OF NOTES

We issued the notes under two indentures, each dated as of September 18, 2006, which we refer to as the indentures, among AmeriCredit Corp., as issuer, the guarantors and HSBC Bank USA, as trustee, which we refer to as the trustee. The terms of the notes include those expressly set forth in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indentures and the registration rights agreement from us. See “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes, the indentures and the registration rights agreement and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indentures, including the definitions of certain terms used in these documents. We urge you to read the indentures because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to AmeriCredit Corp., and not to its subsidiaries.

General

The notes:

•	are our general unsecured senior obligations;

•	were issued in denominations of $1,000 and integral multiples of $1,000;

•	are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form as described below under “—Book-Entry, Settlement and Clearance”;

•	rank equally in right of payment to any of our existing or future unsecured senior debt;

•	effectively rank junior to any of our secured debt to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries; and

•	with respect to notes issued in the private placement, are eligible for trading in The PORTAL Market, although the notes sold using this prospectus will no longer be eligible for trading in The PORTAL Market.

The 2011 notes will mature on September 15, 2011, and the 2013 notes will mature on September 15, 2013, in each case, subject to earlier conversion or repurchase.

Subject to fulfillment of certain conditions and during the periods described below, the 2011 notes may be converted at an initial conversion rate of 35.6233 shares of common stock per $1,000 principal amount of 2011 notes (equivalent to an initial conversion price of approximately $28.07 per share of common stock) and the 2013 notes may be converted at an initial conversion rate of 32.7735 shares of common stock per $1,000 principal amount of 2013 notes (equivalent to an initial conversion price of approximately $30.51 per share of common stock). The applicable conversion rate is subject to adjustment if certain events occur.

As described below under “—Conversion Rights—Settlement Upon Conversion,” upon conversion of a note, we will settle conversions of all notes in cash and shares of common stock, if any, based upon a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day cash settlement averaging period as described herein. Holders will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

We use the term “note” in this prospectus to refer to each $1,000 principal amount of the applicable notes.

We may, without the consent of the holders, reopen the indenture for the 2011 notes or the indenture for the 2013 notes, as the case may be, and issue additional notes under the relevant indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

The indentures do not limit the amount of debt which may be issued by us or our subsidiaries under the indentures or otherwise.

Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes,” the indentures do not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders of the notes.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of certificated notes at the office or agency designated by us in the Borough of Manhattan, The City of New York. We have initially designated a corporate trust office of HSBC Bank USA as our paying agent and registrar and its agency in New York, New York, as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest (including additional interest, if any), on certificated notes will be payable (1) to holders holding certificated notes having an aggregate principal amount of $1,000,000 or less of 2011 notes or 2013 notes, as the case may be, by check mailed to the holders of such notes and (2) to holders holding certificated notes having an aggregate principal amount of more than $1,000,000 of 2011 notes or 2013 notes, as the case may be, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay principal of and interest (including any additional interest) on notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the relevant indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax due because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note surrendered for conversion.

Interest

The 2011 notes bear interest at a rate of 0.75% per year. The 2013 notes bear interest at a rate of 2.125% per year. Interest is payable semi-annually in arrears on September 15 and March 15 of each year, beginning March 15, 2007.

Interest is paid to the person in whose name a note is registered at the close of business on September 1 or March 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date falls on a date that is not a business day, such payment of interest (or principal in the case of the final maturity date for the relevant notes) will be postponed until the next succeeding business day, and no interest or other amount will be paid as a result of any such postponement.

Ranking

The notes are be our general unsecured obligations that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The notes effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure such secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. As of September 30, 2006, we and our subsidiaries had aggregate debt of approximately $13.2 billion. The notes will also be effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries in the amount of $12.1 billion as of September 30, 2006. See “—The Subsidiary Guarantees” and “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the notes will be effectively subordinated to substantially all of our other debt, other than our outstanding 1.75% Convertible Senior Notes due 2023.”

The Subsidiary Guarantees

The notes are guaranteed by the same subsidiaries that are guarantors of our outstanding 1.75% Convertible Senior Notes due 2023, issued pursuant to that certain Indenture, dated as of November 18, 2003, as amended, among us, the guarantors named therein and HSBC Bank USA. These subsidiary guarantees are joint and several obligations of the guarantors. Each subsidiary guarantee ranks senior in right of payment with any existing and future subordinated indebtedness of that guarantor and ranks equally in right of payment with all senior debt of that guarantor. Each subsidiary guarantee effectively ranks junior to any secured indebtedness of that guarantor to the extent of the assets securing such indebtedness. The liability of each guarantor under its respective subsidiary guarantee will be limited as necessary to the amount, if any, which would not have rendered such Guarantor “insolvent” (as such term is defined under federal bankruptcy law and in the debtor and creditor law of New York state) or, under certain circumstances, left it with unreasonably small capital. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.”

Not all of our subsidiaries guarantee the notes. As of the date of the indentures, the following entities, which hold substantial assets, are special purpose entities limited to conducting business in connection with securitization trusts, warehouse facilities whole loan sale transactions and will not guarantee the notes: AFS Conduit Corp., AFS Funding Corp., AFS Funding Trust, AFS SenSub Corp., AFS Warehouse Corp., ALBI Trust, ALC Leasing Ltd., AmeriCredit Canada 2002-A Corp., AmeriCredit Funding Corp. VII, AmeriCredit MTN Corp. IV, Bay View Execution Corporation, Bay View Receivables Corporation, Bay View Securitization Corporation, Bay View Transaction Corporation, Bay View Deposit Corporation and Bay View Warehouse Corporation. See “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the notes is effectively subordinated to substantially all of our other debt, other than our outstanding 1.75% Convertible Senior Notes due 2023.” The notes are structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us, except to the extent that we are recognized as a creditor of the non-guarantor subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the non-guarantor subsidiary. The non-guarantor subsidiaries held approximately 90% of our consolidated assets as of September 30, 2006.

Guarantors may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of their assets to:

•	another guarantor or us; provided that certain conditions are met, including, in the case of such a transaction with us, the conditions described under “—Consolidation, merger and sale of assets;” and

•	any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

•	the surviving corporation assumes all of the guarantor’s obligations under the relevant indenture;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.

The relevant subsidiary guarantee of a guarantor will be released:

•	in connection with any sale or other disposition of all of the assets of that guarantor (including by way of merger or consolidation, in accordance with the provisions of the relevant indenture); or

•	in connection with any sale of all of the capital stock of a guarantor, in accordance with the provisions of the relevant indenture.

Each of the indentures provide that if we or any of our subsidiaries acquires or creates a subsidiary after the date of such indenture, other than special purpose subsidiaries used in our securitization or warehouse programs or comparable transactions, then such subsidiary will execute a guarantee in accordance with the terms of such indenture and deliver an opinion of counsel.

Conversion Rights

General

Subject to the conditions described under the headings “—Conversion Based on Common Stock Price,” “—Conversion Upon Satisfaction of Trading Price Condition,” “—Conversion Upon Specified Corporate Transactions” and “—Conversion During Specified Periods,” holders may convert each of their (1) 2011 notes at an initial conversion rate of 35.6233 shares of common stock per $1,000 principal amount of 2011 notes (equivalent to an initial conversion price of approximately $28.07 per share of common stock) or (2) 2013 notes at an initial conversion rate of 32.7735 shares of common stock per $1,000 principal amount of 2013 notes (equivalent to an initial conversion price of approximately $30.51 per share of common stock), in each case, at any time prior to the close of business on the second business day immediately preceding the relevant maturity date for such notes. Upon conversion of a note, we will pay converting holders cash and shares of our common stock, if any, based on a “daily conversion value” (as defined below) calculated on a proportionate basis for each of the 30 consecutive trading days of the “cash settlement averaging period” (as defined below), all as set forth below under “—Settlement Upon Conversion.” The trustee will initially act as the conversion agent.

For each of the 2011 notes and the 2013 notes, the conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, a holder will not receive any separate cash payment for accrued and unpaid interest and additional interest, if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the last trading day of the relevant cash settlement averaging period. Our settlement of conversions as described below under “—Settlement Upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date but prior to 9:00 a.m., New York City time, on the immediately following interest payment date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the notes so converted; provided that no such payment need be made:

•	if we have specified a fundamental change purchase date (as defined below) that is after a record date and on or prior to the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note; or

•	if the notes are surrendered for conversion after 5:00 p.m., New York City time, on the regular record date immediately preceding the maturity date for such notes and before the close of business on the second business day immediately preceding the maturity date for such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Based on Common Stock Price

Holders may surrender notes for conversion in any fiscal quarter after the fiscal quarter ending December 31, 2006, and only during such fiscal quarter, if the last reported sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the applicable conversion price for the 2011 notes or the 2013 notes, as the case may be, on the last day of such preceding fiscal quarter, which we refer to as the applicable “conversion trigger price.”

The applicable conversion trigger price immediately following issuance of the notes was $36.49 (in the case of the 2011 notes) and approximately $39.66 (in the case of the 2013 notes), which is 130% of the initial conversion price for such notes, assuming no events occur that would require an adjustment to the applicable conversion rate.

The conversion agent will, on our behalf, determine at the beginning of each fiscal quarter after the fiscal quarter ending December 31, 2006 whether the notes are convertible as a result of the price of our common stock and notify us and the trustee.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is listed for trading.

If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Conversion Upon Satisfaction of Trading Price Condition

A holder may surrender notes for conversion during the five business-day period after any five consecutive trading-day period, or the measurement period, in which the “trading price” per $1,000 principal amount of 2011 notes or 2013 notes, as applicable, for each day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the 2011 notes or the 2013 notes, as the case may be, for each such day, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.

The “trading price” per $1,000 principal amount of the 2011 notes or the 2013 notes, as the case may be, on any date of determination shall be determined based on the average of the secondary market bid quotations obtained by the trustee for $5.0 million principal amount of the 2011 notes or the 2013 notes, as applicable, at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the 2011 notes or the 2013 notes, as applicable, from a U.S. nationally recognized securities dealer, then the trading price per $1,000 principal amount of relevant notes will be deemed to be less than 98% of the product of the “last reported sale price” of our common stock and the applicable conversion rate.

In connection with any conversion upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of the 2011 notes or the 2013 notes, as applicable, would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the 2011 notes or the 2013 notes, as applicable, is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when we are obligated to, make a request to the trustee to determine the trading price of the notes, or if we make such request to the trustee and the trustee does not make such determination, then the trading price per $1,000 principal amount of the 2011 notes or the 2013 notes, as applicable, will be deemed to be less than 98% of the product of the “last reported sale price” of our common stock and the applicable conversion rate.

If the trading price condition has been met, we shall so notify the holders of the notes. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of the 2011 notes or the 2013 notes, as applicable, is greater than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate, we shall so notify the holders of the relevant notes.

Conversion Upon Specified Corporate Transactions

If we elect to:

•	distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days from the record date of such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the record date for such distribution; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 40 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The ex-dividend date is the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

In addition in the event of a fundamental change, a holder may surrender notes for conversion at any time from and after the 25th business day prior (or, if only determinable subsequent to such date, then as promptly as can be determined subsequent to such 25th business day) to the anticipated effective date of such fundamental change until the business day immediately preceding the fundamental change purchase date corresponding to such fundamental change. We must notify holders of the anticipated effective date of the fundamental change as soon as practicable after we first determine the anticipated effective date of such fundamental change.

Conversion During Specified Periods

Notwithstanding anything herein to the contrary, a holder may surrender its notes for conversion beginning on July 15, 2011 (in the case of the 2011 notes), or beginning on July 15, 2013 (in the case of the 2013 notes), until the close of business on the second business day immediately preceding the stated maturity date for such notes.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and all transfer or similar taxes, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “conversion date” under the relevant indenture.

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the relevant indenture.

Settlement Upon Conversion

We will settle all notes tendered for conversion in cash and shares of our common stock, as applicable. Upon conversions of notes, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the 30 trading days during the cash settlement averaging period, on the third trading day immediately following the last day of the related cash settlement averaging period.

The “cash settlement averaging period,” with respect to any note, means the 30 consecutive trading day period beginning on and including the second trading day after the conversion date for such note, except that with respect to any conversion date that is on or after the 34th scheduled trading day immediately preceding the maturity date for such note (irrespective of whether the relevant notes are being surrendered pursuant to the provisions set forth above under the heading “—Conversion During Specified Periods” or upon satisfaction of some other condition for conversion), the “cash settlement averaging period” means the 30 consecutive trading days beginning on and including the 32nd scheduled trading day immediately preceding the maturity date for such note.

The “daily settlement amount,” for each of the 30 trading days during the cash settlement averaging period, shall consist of:

•	cash equal to the lesser of $1,000 divided by 30 (such quotient being referred to as the “daily measurement value”) and the daily conversion value relating to such day; and

•	to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (1) the difference between such daily conversion value and the daily measurement value (such difference being referred to as the “daily excess amount”) divided by (2) the daily VWAP of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) for such day.

For purposes of this “Settlement Upon Conversion” section:

•	“daily conversion value” means, for each of the 30 consecutive trading days during the cash settlement averaging period, one-thirtieth (1/30) of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on such day;

•	“daily VWAP” for our common stock means, for each of the 30 consecutive trading days during the cash settlement averaging period, the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page ACF <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as determined by our board of directors in a commercially reasonable manner in consultation with a nationally recognized independent investment banking firm, using a volume-weighted method);

•	“trading day” means a day during which trading in our common stock generally occurs and there is no market disruption event; and

•

“market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

•	“scheduled trading day” means any day that is scheduled to be a trading day.

We will deliver cash in lieu of any fractional shares of common stock issuable in connection with conversions of notes based on the last reported sale price of the common stock on the last trading day of the relevant cash settlement averaging period.

Conversion Rate Adjustments

The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as common stock holders participate) in any of the transactions described below as if such holders of the notes held a number shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0 = the applicable conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’ = the applicable conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of our common stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

(2) If we distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days from the record date of such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the record date for such distribution, the applicable conversion rate will be adjusted based on the following formula (provided that the applicable conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration or are not distributed):

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the applicable conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the applicable conversion rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding

•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply,

then the applicable conversion rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0 = the applicable conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the applicable conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the applicable conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR’ = CR0 x	FMV + MP0
MP0

where,

CR0 = the applicable conversion rate in effect immediately prior to the tenth trading day immediately following, and including, the effective date of the spin-off;

CR’ = the applicable conversion rate in effect immediately after the tenth trading day immediately following, and including, the effective date of the spin-off;

FMV = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following, and including, the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period immediately following, and including, the effective date of the spin-off.

The adjustment to the applicable conversion rate under the preceding paragraph will occur on the tenth trading day immediately following, and including, the effective date of the spin-off; provided that, for purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days following the effective date of any spin-off, references within the portion of this paragraph (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the relevant conversion date.

(4) If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the applicable conversion rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0 = the applicable conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the applicable conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ × OS’)
0S0 × SP’

where,

CR0 = the applicable conversion rate in effect at the close of business on the last trading day of the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;

CR’ = the applicable conversion rate in effect at the open of business on first day following the last trading day of the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the applicable conversion rate under the preceding paragraph will occur on the tenth trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days following the date that any tender or exchange offer expires, references within this paragraph (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

In the event of:

•	any reclassification of our common stock; or

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, you will be entitled thereafter to convert your notes into

•	cash up to the aggregate principal amount thereof; and

•	in lieu of common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event, which we refer to as reference property, in accordance with applicable procedures set forth under “—Settlement Upon Conversion.”

The amount of cash and any reference property you receive will be based on the daily conversion values of reference property determined using the applicable conversion rate, as described under “—Settlement Upon Conversion” above.

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made.

We are permitted to increase the applicable conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the applicable conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the applicable conversion rate, see “Material United States Federal Income Tax Considerations.”

To the extent that the rights agreement, dated as of August 28, 1997, by and between us and Mellon Investor Services LLC, as rights agent, or any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to any common stock received in connection with such conversion the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or restricted stock units or options or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes

If you elect to convert your notes at any time from (and including) the effective date of a “make-whole fundamental change” as defined below to (and including) the business day prior to the related fundamental change purchase date, the applicable conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders of the anticipated effective date of such make-whole fundamental change and issue a press release as soon as practicable after we first determine the anticipated effective date of such make-whole fundamental change.

A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change pursuant to clause (1) or (2) under the definition of fundamental change as described under “—Fundamental Change Permits Holders to Require us to Purchase Notes” below.

The number of additional shares by which the conversion rate for each of the 2011 notes and the 2013 notes will be increased for conversions in connection with a make-whole fundamental change will be determined by reference to the tables below, based on the date on which the fundamental change occurs or becomes effective, which we refer to as the effective date, and the price paid per share of our common stock in the fundamental change in the case of a make-whole fundamental change described in clause (2) of the definition of fundamental change, or in the case of a make-whole fundamental change described in clause (1) of the definition of fundamental change, the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such other make-whole fundamental change, which we refer to as the stock price. If holders of our common stock receive only cash in the case of a make-whole fundamental change described in clause (2) under the definition of fundamental change, the stock price shall be the cash amount paid per share. If holders of our common stock receive consideration other than cash in the case of a make-whole fundamental change described in clause (2) under the definition of fundamental change, the stock price shall be the average of the last reported sales prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such make-whole fundamental change.

The stock prices set forth in the first row of the tables below (i.e., column headers) will be adjusted as of any date on which the applicable conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate in effect immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the applicable conversion rate as set forth under “—Conversion Rate Adjustments.”

2011 notes make-whole table

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of 2011 notes:

Number of Additional Shares

(per $1,000 principal amount of 2011 notes)

	Stock Price
Effective Date	$24.41	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00
September 13, 2006	5.3	5.0	2.9	1.8	1.2	0.8	0.5	0.4	0.2	0.2	0.1	0.1	0.1	0.0
September 15, 2007	5.3	5.1	2.9	1.7	1.0	0.7	0.4	0.3	0.2	0.1	0.1	0.1	0.0	0.0
September 15, 2008	5.3	5.2	2.7	1.5	0.8	0.5	0.3	0.2	0.1	0.1	0.1	0.0	0.0	0.0
September 15, 2009	5.3	5.1	2.4	1.2	0.6	0.3	0.2	0.1	0.1	0.0	0.0	0.0	0.0	0.0
September 15, 2010	5.3	4.8	1.8	0.6	0.2	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
September 15, 2011	5.3	4.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, based on a 365-day year, as applicable;

•	if the stock price is greater than $85.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	if the stock price is less than $24.41 per share (subject to adjustment), no additional shares will be issued upon conversion.

2013 notes make-whole table

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of 2013 notes:

Number of Additional Shares

(per $1,000 principal amount of 2013 notes)

	Stock Price
Effective Date	$24.41	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00
September 13, 2006	8.2	7.8	5.5	4.0	3.1	2.5	2.1	1.7	1.5	1.3	1.1	1.0	0.9	0.8
September 15, 2007	8.2	7.8	5.3	3.8	2.9	2.3	1.9	1.5	1.3	1.1	1.0	0.9	0.8	0.7
September 15, 2008	8.2	7.7	5.0	3.5	2.6	2.0	1.6	1.3	1.1	1.0	0.8	0.7	0.7	0.6
September 15, 2009	8.2	7.5	4.7	3.2	2.3	1.7	1.3	1.1	0.9	0.8	0.7	0.6	0.5	0.5
September 15, 2010	8.2	7.4	4.3	2.7	1.8	1.3	1.0	0.8	0.7	0.6	0.5	0.4	0.4	0.4
September 15, 2011	8.2	7.1	3.8	2.1	1.3	0.9	0.6	0.5	0.4	0.3	0.3	0.3	0.2	0.2
September 15, 2012	8.2	6.8	2.9	1.2	0.5	0.3	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1
September 15, 2013	8.2	7.2	0.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, based on a 365-day year, as applicable;

•	if the stock price is greater than $85.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	if the stock price is less than $24.41 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the 2011 notes or the 2013 notes exceed 40.9668 per $1,000 principal amount of such notes, subject to adjustments in the same manner as the applicable conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the applicable conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of conversions in a make-whole fundamental change

As described above under “—Conversion Rate Adjustments,” in the case of a make-whole fundamental change that is a fundamental change pursuant to clause (2) in the definition thereof pursuant to which our common stock will be converted into cash, securities or other property, upon effectiveness of such make-whole fundamental change, the notes will be convertible into cash and reference property. If, as described above, we are required to increase the applicable conversion rate by the additional shares as a result of the make-whole fundamental change, notes surrendered for conversion will be settled as described under “—Settlement Upon Conversion” above (based on the applicable conversion rate as increased by the additional shares described above) on the third trading day immediately following the last day of the applicable cash settlement averaging period.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the date being referred to as the “fundamental change purchase date”) of our choosing that is not less than 20 or more than 35 business days after the date on which we notify holders of the occurrence of the effective date for such fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date and the price we are required to pay will be equal to the principal amount of notes subject to repurchase). Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	consummation of any share exchange, exchange offer, tender offer, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a fundamental change;

(3)	continuing directors cease to constitute at least a majority of our board of directors;

(4)	our shareholders approve any plan or proposal for our liquidation or dissolution; or

(5)	our common stock ceases to be listed on a U.S. national or regional securities exchange.

A fundamental change will not be deemed to have occurred, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of common stock traded on a national securities exchange or which will be so traded when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the 2011 notes or the 2013 notes, as the case may be, become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Settlement Upon Conversion”).

“Continuing director” means a director who either was a member of our board of directors on September 12, 2006 or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our shareholders, is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the relevant indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

•	if certificated notes have been issued, the certificate numbers of your notes to be delivered for purchase, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the relevant indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the notes on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. See “Risk Factors—We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change as required by the indentures governing the notes.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the relevant indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes.

Consolidation, Merger and Sale of Assets

Each indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to, another person unless (1) if we are not the resulting, surviving or transferee corporation, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the relevant notes, such indenture and, to the extent then still operative, the registration rights agreement, (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such indenture and (3) other conditions specified in such indenture are met. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, the Company under such indenture.

Although these types of transactions are permitted under the indentures, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

The following are events of default under the indenture for the 2011 notes and the indenture for the 2013 notes, as applicable:

(1)	default in any payment of interest, including any additional interest (as required by the registration rights agreement described in “Registration Rights”), on any 2011 note or 2013 note, as applicable, when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal of any 2011 note or 2013 note, as applicable, when due and payable at the stated maturity for such note, upon required purchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the 2011 notes or 2013 notes, as applicable, into cash or a combination of cash and common stock, as applicable, upon exercise of a holder’s conversion right, and such failure continues for five days;

(4)	our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets;”

(5)	our failure to issue a fundamental change notice for a period of 10 days after such notice becomes due in accordance with the terms of the relevant indenture;

(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the 2011 notes or 2013 notes, as applicable, then outstanding has been received to comply with any of our other agreements contained in such notes or the relevant indenture;

(7)	default by us or any of our subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $25 million in the aggregate of us and/or any of our subsidiaries, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary;

(8)	a final judgment for the payment of $25 million or more rendered against us or any of our subsidiaries and such amount is not covered by insurance or an indemnity or not discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(9)	except as permitted by the relevant indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting in behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; or

(10)	certain events of bankruptcy, insolvency, or reorganization relating to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary” (these events being referred to as the “bankruptcy provisions”).

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding 2011 notes or 2013 notes, as applicable, by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including any additional interest, on all the 2011 notes or 2013 notes, as the case may be, to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest, will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the aggregate principal amount and accrued and unpaid interest, including any additional interest, will be due and payable immediately.

The holders of a majority in principal amount of the outstanding 2011 notes or 2013 notes, as applicable, may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, or failure to deliver, upon conversion, cash and shares or our common stock, if applicable) and rescind any such acceleration with respect to the 2011 notes or 2013 notes, as the case may be, and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest, including any additional interest, on the relevant notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of each indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of the relevant notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, no holder may pursue any remedy with respect to the relevant indenture or the relevant notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding 2011 notes or 2013 notes, as the case may be, have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding 2011 notes or 2013 notes, as the case may be, have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding 2011 notes or 2013 notes, as the case my be, are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. Each indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the relevant indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the relevant indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Each indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest, including any additional interest, on any 2011 note or 2013 note, as the case may be, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, each indenture or the relevant notes may be amended with the consent of the holders of at least a majority in principal amount of the 2011 notes or 2013 notes, as the case may be, then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the 2011 notes or 2013 notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of 2011 notes or 2013 notes, as the case may be, whose holders must consent to an amendment of the relevant indenture or to waive any past default;

(2)	reduce the rate of or extend the stated time for payment of interest, including any additional interest, on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)	make any change that impairs or adversely affects the conversion rights of any notes;

(5)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in a currency other than that stated in the note;

(7)	impair the right of any holder to receive payment of principal of and interest, including any additional interest, on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions of the relevant indenture.

Without the consent of any holder, we, the guarantors and the trustee may amend each indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency in such indenture in a manner that does not individually or in the aggregate adversely affect the rights of any holder of notes in any respect;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under such indenture as described above under the heading “—Consolidation, Merger and Sale of Assets”;

(3)	add guarantees with respect to the relevant notes;

(4)	secure the relevant notes;

(5)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder; provided that any amendment to conform the terms of the notes to the description contained herein shall not be deemed to be adverse to any holder; or

(7)	comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under a given indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indentures by delivering to the securities registrar for cancellation all outstanding 2011 notes or 2013 notes, as the case may be, or by depositing with the trustee or delivering to the holders, as applicable, after the 2011 notes or 2013 notes, as applicable, have become due and payable, whether at the stated maturity for such note or any fundamental change purchase date, or upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the relevant indenture by us. Such discharge is subject to terms contained in the relevant indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the applicable conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

HSBC Bank USA is the trustee, security registrar, paying agent and conversion agent.

Governing Law

Each indenture provides that it and the 2011 notes or the 2013 notes, as the case may be, will be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

The following summary of the registration rights provided in the registration rights agreement and the notes is not complete. You should refer to the registration rights agreement and the notes for a full description of the registration rights that apply to the notes.

In connection with the private placement of the notes in September 2006, we and the guarantors entered into a registration rights agreement with the initial purchasers of the notes. Pursuant to the registration rights agreement, we and the guarantors agreed to file a shelf registration statement under the Securities Act not later than 90 days after the first date of original issuance of the notes to register (i) resales of the notes, the subsidiary guarantees and the shares of common stock into which the notes are convertible, and (ii) delivery by us of the shares of our common stock, if any, issuable upon conversion of the notes in accordance with the terms of the indentures if we determine, after consultation with nationally recognized securities counsel, that registration of the delivery of our shares is required by law (the “Shelf Registration Statement”). The notes, the subsidiary guarantees and the common stock issuable upon conversion of the notes are referred to collectively as registrable securities. If the Shelf Registration Statement is not an automatic shelf registration statement, we and the guarantors agreed to use best efforts to have the Shelf Registration Statement declared effective as promptly as practicable but not later than 180 days after the first date of original issuance of the notes. We and the guarantors agreed to use best efforts to keep the Shelf Registration Statement effective until the earliest of:

(1)	two years from the date we file the Shelf Registration Statement;

(2)	the date by which all registrable securities have been sold pursuant to the Shelf Registration Statement; and

(3)	the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

Notwithstanding the foregoing, the Shelf Registration Statement shall also be kept effective if we determine, after consultation with nationally recognized securities counsel, that an effective registration statement is required by law for the delivery of the shares of our common stock issuable upon the conversion of the notes.

We are permitted to suspend the use of this prospectus for a period not to exceed an aggregate of 30 days in any 90-day period or an aggregate of 90 days in any twelve–month period under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

A holder of registrable securities that sells registrable securities pursuant to the Shelf Registration Statement of which this prospectus is a part generally is required to provide information about itself and the specifics of the sale, be named as a selling securityholder in this prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreements which are applicable to such holder.

We will be required to facilitate an underwritten offering only if the aggregate principal amount of registrable securities subject to such underwritten offering is at least $40 million or, if less, represents the remaining amount entitled to be included in the Shelf Registration Statement.

If:

(1)	on or prior to the 180th day after the first date of original issuance of the notes, the Shelf Registration Statement of which this prospectus is a part has not become effective; or

(2)	after the Shelf Registration Statement of which this prospectus is a part becomes effective, such Shelf Registration Statement ceases to be effective, or this prospectus ceases to be usable (subject to certain exceptions) in connection with (i) resales of notes, the subsidiary guarantees and the common stock issuable upon the conversion of the notes, or (ii) delivery by us of the shares of our common stock, if any, issuable upon conversion of the notes, if we determine, after consultation with nationally recognized securities counsel, that registration of the delivery of our shares is required by law, in accordance with and during the periods specified in the registration rights agreement and (A) unless we declare a suspension period to be in effect, we do not cure the Shelf Registration Statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 30th day or 90th day, as the case may be,

(we refer to each event described above in clauses (1) through (2) as a registration default), interest (over and above the interest set forth in the title of the notes) will accrue on the notes and the underlying shares of common stock that are registrable securities, from and including the date on which any such registration default occurs to, but excluding, the earlier of (1) the date on which the registration default has been cured, or (2) the two-year anniversary date of the first date of original issuance of the notes, at the rate of 0.5% per year for the notes. We will have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, our obligations to pay additional interest remain in effect only so long as the notes are “registrable securities” within the meaning of the registration rights agreement. Additional interest will not be payable with respect to any notes that have been converted into our common stock.

We will give notice of our intention to file the Shelf Registration Statement, which we refer to as a filing notice, to each of the holders of the notes in the same manner as we would give notice to holders of notes under the indenture. The filing notice will seek, among other things, a determination from each of such holders as to whether such holder elects to have its notes and the common stock issuable upon conversion thereof registered for sale pursuant to the Shelf Registration Statement.

We will give notice to the initial purchasers and to all holders who have provided us with the notice and questionnaire described below of the effectiveness of the Shelf Registration Statement. Holders will need to complete a notice and questionnaire (available from us) prior to any intended distribution of your registrable securities pursuant to the Shelf Registration Statement of which this prospectus is a part. We refer to this form of notice and questionnaire as the “questionnaire.” Holders are required to deliver the questionnaire prior to the effectiveness of the Shelf Registration Statement of which this prospectus is a part so that they can be named as a selling securityholder in the prospectus. Upon receipt of completed questionnaires after the effectiveness of the Shelf Registration Statement of which this prospectus is a part, we will, within five business days, file any amendments or supplements to the Shelf Registration Statement so that such holders may use this prospectus, subject to our right to suspend its use under certain circumstances.

We will pay all registration expenses of the shelf registration, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling securityholders remain responsible for all selling expenses (i.e., commissions and discounts).

Book-Entry, Settlement and Clearance

The Global Notes

We initially issued the notes in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Each of the global notes have been deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. Under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC credits portions of the principal amount of the global note to the accounts of the DTC participants; and

•	ownership of beneficial interests in a global note is shown on, and transfer of ownership of those interests is effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

The global notes and beneficial interests in the global notes are subject to restrictions on transfer as described under “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indentures. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the relevant indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the relevant indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the relevant indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, and interest (including any additional interest) with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default in respect of the notes has occurred and is continuing, and the trustee has received a request from DTC.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon request of a DTC participant by written notice given to the trustee by or on behalf of DTC in accordance with customary procedures of DTC.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Under our articles of incorporation we may issue up to 230,000,000 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as, when and if declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock issued upon conversion of the notes will be, fully paid and non-assessable.

Preferred Stock

Under our articles of incorporation we may issue up to 20,000,000 shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the shareholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. Our board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on our capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Anti-takeover Provisions

Certain provisions in our articles of incorporation and bylaws and our shareholders’ rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Advance Notice for Shareholder Action

Our bylaws provide that before any action may be brought before our annual meeting by a shareholder, the shareholder must have given advance notice to us of such proposed action in accordance with our bylaws.

Business Combinations under Texas Law

We are subject to Part Thirteen of the Texas Business Corporation Act (“Part Thirteen”), which became effective on September 1, 1997. Subject to certain exceptions, Part Thirteen prohibits a Texas corporation which is an issuing public corporation from engaging in any business combination with any affiliated shareholder for a period of three years following the date that such shareholder became an affiliated shareholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an affiliated shareholder; or

•	the business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder at a meeting of shareholders called not less than six months after the affiliated shareholder’s share acquisition date.

In general, Part Thirteen defines an affiliated shareholder as an entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transactions, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated shareholder.

Shareholder Rights Plan

We have adopted a shareholder rights plan. The plan was implemented by declaring a dividend, distributable to shareholders of record on a distribution date, of one right to purchase one one-thousandth of a share of our Junior Participating Preferred Stock for each outstanding share of common stock. The plan provides that each share of common stock outstanding will have attached to it the right to purchase one one-thousandth of a share of preferred stock. The purchase price per one one-thousandth of a preferred share under the plan is $120, subject to adjustment. The rights will be exercisable only if a person or group (a) acquires 15% or more of our common stock or (b) announces a tender offer that would result in that person or group acquiring 15% or more of our common stock. Once exercisable, and in some circumstances if certain additional conditions are met, the plan allows shareholders (other than the acquiror) to purchase common stock or securities of the acquiror having a then-current market value of two times the exercise price of the right. The rights are redeemable for $0.01 per right (subject to adjustment) at the option of our board of directors. The rights will expire on August 27, 2007 unless we redeem the rights prior to that date.

The rights agreement contains rights that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights at $0.01 per right prior to the earlier of the time prior to such time as any person has become an acquiring person (as defined in the rights agreement), or August 27, 2007.

Transfer Agent and Registrar

Our common stock is listed on The New York Stock Exchange under the symbol “ACF.” Our transfer agent and registrar of the common stock, as well as the rights agent under our rights plan, is Mellon Investor Services LLC.

PURCHASE OF CONVERTIBLE NOTE HEDGES AND SALE OF WARRANTS

Concurrently with the initial offering of the notes, we entered into convertible note hedge transactions with respect to our common stock, which we refer to as the purchased options, with affiliates of one or more of the initial purchasers, whom we refer to as the option counterparties. The purchased options covered, subject to anti-dilution adjustments substantially identical to those in the notes, approximately 18.8 million shares of our common stock. Separately and concurrently with the pricing of the notes, we entered into warrant transactions whereby we sold to the option counterparties warrants to acquire, subject to anti-dilution adjustments, up to approximately 18.8 million shares of our common stock, which we refer to as the sold warrants. Sold warrants relating to up to approximately 9.8 million shares of our common stock expire after the purchased options related to the 2011 notes. Sold warrants relating to up to approximately 9.0 million shares of our common stock expire after the purchased options related to the 2013 notes.

The purchased options are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the purchased options, at the time of exercise is greater than the strike price of the purchased options, which corresponds to the initial conversion price of the 2011 notes or the 2013 notes, as the case may be, and is subject to certain adjustments. If, however, the market value per share of our common stock, as measured under the sold warrants, exceeds the strike price of the sold warrants, the sold warrants will have a dilutive effect on our earnings per share.

The purchased options and sold warrants are separate transactions, entered into by us with each of the option counterparties, are not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the purchased options or the sold warrants.

For a discussion of the impact of any market or other activity by the option counterparties or their affiliates in connection with the purchased options and sold warrants, see “Risk Factors—Risks Relating to the notes, our common stock and this offering—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the federal tax treatment of the transaction. This tax disclosure was written in connection with our promotion or marketing of the notes, and it cannot be used by any person for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

The following are the material U.S. federal tax consequences of ownership and disposition of the notes and our common stock into which the notes may be converted. This discussion applies only to holders that:

•	purchase the notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

•	hold the notes and our common stock as capital assets.

The “issue price” for the 2011 notes and the 2013 notes will be determined separately for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	dealers and certain traders in securities;

•	persons holding notes or our common stock as part of a straddle, hedge, conversion or similar transaction;

•	United States Holders (as defined below) whose functional currency is not the United States dollar;

•	certain former citizens or residents of the United States;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax consequences to United States Holders

As used herein, the term “United States Holder” means a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership, including an entity treated as a partnership for U.S. federal income tax purposes, is a holder of a note or our common stock, the U.S. federal income tax treatment of such a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of acquiring, holding or disposing of the notes or our common stock.

Payments of interest

Interest paid on a note will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for federal income tax purposes. It is expected (and this discussion assumes) that the issue price of the notes will equal the stated principal amount of the notes. If, however, the stated principal amount of the notes exceeds the issue price by more than a de minimis amount (as set forth in the applicable Treasury regulations), a United States Holder (regardless of its method of tax accounting) will be required to include such excess in income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Additional interest

We may be required to pay additional interest if we fail to comply with certain obligations under the registration rights agreement. See “Description of Notes—Registration Rights”.

The possibility of payments of additional interest could result in the notes being subject to rules applicable to debt instruments that provide for interest payments that depend on the occurrence of a contingency. Although the issue is not free from doubt, we do not believe that the possibility of payments of additional interest will alter the tax treatment of the notes as described herein. This position, however, is not binding on the IRS. If the IRS takes a contrary position, the timing, amount and character of income or gain on the notes could materially differ from that described herein. Our determination that the possibility of payments of additional interest will not alter the tax treatment of the notes described herein is binding on United States Holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable U.S. Treasury regulations. United States holders should consult their tax advisors concerning the tax effects of the possibility of payments of additional interest.

If we become obligated to pay additional interest, we intend to take the position that such amounts would be treated as ordinary interest income and taxed as described under “—Payments of interest” above.

Sale, exchange or retirement of the notes

Upon the sale, exchange or retirement of a note (other than a conversion into common stock and cash), a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of interest” above. Gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. If you are a non-corporate United States Holder, your net long-term capital gains will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited. A United States Holder who sells the notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS in accordance with applicable Treasury regulations.

Conversion of the notes into common stock and cash

If a United States Holder converts a note and we deliver a combination of our common stock and cash, we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.

Assuming such treatment, a United States Holder will recognize gain, but not loss, equal to the excess of the sum of the fair market value of our common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such as described under “—Payments of interest” above) over such holder’s adjusted tax basis in the note, but in no event will the gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share).

A United States Holder’s tax basis in our common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States Holder’s tax basis in the fractional share). A holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

A United States Holder’s holding period for our common stock received upon conversion will include the period during which such holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after conversion.

If the conversion were not treated as a recapitalization, an alternative characterization would treat the cash payment received on conversion as proceeds from a sale of a portion of the note, and would require a holder to recognize gain or loss in the manner described under “—Sale, exchange or retirement of the notes” above with respect to the portion of the note treated as sold for cash. Under this alternative characterization, the holder would not recognize gain or loss with respect to our common stock received (other than stock attributable to accrued interest), and the holder’s holding period for such stock would include the period during which such holder held the notes. In such case, the holder’s basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values.

United States Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and our common stock for notes upon conversion.

Constructive dividends

If at any time we were to make a distribution of cash or property to our shareholders that would be taxable to the shareholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes were increased, such increase would be deemed to be the payment of a taxable dividend to holders of the notes to the extent of our current and accumulated earnings and profits, notwithstanding the fact that the holders do not receive a cash payment.

If the conversion rate is increased at our discretion or in certain other circumstances (including an adjustment to the conversion rate in connection with a fundamental change), such increase also may be deemed to be the payment of a taxable dividend to holders, notwithstanding the fact that the holders do not receive a cash payment. In certain circumstances the failure to make an adjustment of the conversion rate under the indenture may result in a taxable distribution to holders of our common stock.

Any deemed distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders.

Generally, an increase in the conversion rate made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive dividend.

Taxation of distributions on common stock

Distributions paid on our common stock received upon a conversion of a note, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the United States Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the United States Holder’s investment, up to the United States Holder’s basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by non-corporate United States Holders in tax years prior to 2011 will be eligible to be taxed at reduced rates if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate United States Holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or other disposition of common stock

Gain or loss realized by a United States Holder on the sale or other disposition of our common stock received upon conversion of a note will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the United States Holder’s holding period for the common stock is more than one year. The amount of the United States Holder’s gain or loss will be equal to the difference between the United States Holder s tax basis in the common stock disposed of and the amount realized on the disposition. If you are a non-corporate United States Holder, long-term capital gains will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Possible effect of the change in conversion after a consolidation, merger or sale of assets

In certain situations, including a consolidation, merger or combination involving us or a transfer of all or substantially all of our property and assets, the notes may become convertible into property other than our common stock. See “Description of Notes—Conversion Rate Adjustments”. Depending on the circumstances, the conversion of the notes into such property other than our common stock may be a fully taxable event.

Backup withholding and information reporting

Information returns will be filed with the Internal Revenue Service (the “IRS”) in connection with payments on the notes, dividends on the common stock and the proceeds from a sale or other disposition of the notes or the common stock. A United States Holder will be subject to U.S. backup withholding tax on these payments if the United States Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the United States Holder’s United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS.

Tax consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder should consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or common stock.

Payments on the notes

Subject to the discussion below concerning backup withholding, payments of principal and interest (including interest deemed to be received upon conversion of the notes) on the notes accrued by a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

•	the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•	the non-U.S. Holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Internal Revenue Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Certification requirement

Interest on a note will not be exempt from withholding tax unless the beneficial owner of the note certifies on IRS Form W–8BEN, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed in the same manner as a United States Holder (see “Tax consequences to United States Holders” above), except that the holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower income tax treaty rate).

Sale, exchange or other disposition of notes or common stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other taxable disposition (including upon conversion of the notes) of notes or common stock, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States; or

•	we are or have been within the shorter of the five-year period preceding such sale, exchange, or other disposition and the period during which the Non-U.S. Holder held the notes, a United States real property holding corporation, as defined in the Code.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

Constructive dividends

If a Non-U.S. Holder were deemed to have received a constructive dividend (see “—Tax consequences to United States Holders—Constructive dividends” above), the Non-U.S. Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. To claim the benefit of a tax treaty, a Non-U.S. Holder must comply with all certification requirements necessary to qualify for treaty benefits. In the case of any constructive dividend, it is possible that the United States federal tax on this constructive dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Taxation of distributions on common stock

Dividends paid to a Non-U.S. Holder of common stock generally will be subject to United States withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under an income tax treaty. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

If a Non-U.S. Holder of common stock is engaged in a trade or business in the United States, and if the dividends (or constructive dividends) are effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from United States withholding tax, will generally be taxed in the same manner as a United States Holder (see “—Tax consequences to United States Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisors with respect to other tax consequences of the ownership of our common stock, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable income tax treaty) for corporate Non-U.S. Holders.

Federal estate tax

Subject to benefits provided by an applicable estate tax treaty, a note held by an individual who is a Non-U.S. Holder may be subject to U.S. federal estate tax upon the individual’s death if, at such time, interest payments on the note would have been:

•	subject to United States federal withholding tax (even if the W-8BEN certification requirement described above under “—Certification requirement” were satisfied); or

•	effectively connected with the conduct by the holder of a trade or business in the United States.

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in the common stock will be required to include the value of the stock in his gross estate for U.S. federal estate tax purposes, and may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes and on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes and on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder s United States federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, or by an individual retirement account or other plan subject to Section 4975 of the Code, which together with plans subject to ERISA, we sometimes refer to collectively as Benefit Plans. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, which we refer to as a Benefit Plan Investor, must also determine that its purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or similar law. Each purchaser or transferee who is a Benefit Plan Investor will be deemed to have represented by its acquisition and holding of the notes that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Benefit Plans is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Benefit Plans or by Benefit Plan Investors generally or any particular Benefit Plans or Benefit Plan Investor, or that such an investment is appropriate for such Benefit Plans or Benefit Plan Investors generally or any particular Benefit Plans or Benefit Plan Investor.

SELLING SECURITYHOLDERS

The notes were originally issued by us and sold to Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities, Inc., Friedman, Billings, Ramsey & Co., Inc. and Wachovia Capital Markets, LLC, which we refer to as the initial purchasers, and resold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling securityholders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of the notes.

Selling securityholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions.

The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder owns and the numbers of shares of common stock into which those notes are convertible, each of which may be offered pursuant to this prospectus. Unless set forth below, to the best of our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

We have prepared the table below based on information received from the selling securityholders on or prior to December 15, 2006. However, any or all of the notes or shares of common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or number of shares of common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments to the shelf registration statement, as required. From time to time, additional information concerning ownership of the notes and shares of common stock may rest with certain holders of the notes not named in the table below and of whom we are unaware.

Name	2011 Notes	2013 Notes	Principal Amount of Notes Beneficially Owned and Offered	Common Stock Issuable Upon Conversion of the Notes(1)	Common Stock Owned After Completion of the Offering(2)
1976 Distribution Trust FBO A.R. Lauder	2,000	4,000	6,000	202	—
2000 Revocable Trust FBO A.R. Lauder	2,000	4,000	6,000	202	—
Advent Convertible Master Fund LP	2,254,000	2,254,000	4,508,000	154,166	—
AHFP Context	500,000	—	500,000	17,811	—
Alcon Laboratories	203,000	366,000	569,000	19,226	—
Alexandra Global Master Fund Ltd.	5,000,000	—	5,000,000	178,116	—
Allstate Insurance Company(3)	2,000,000	—	2,000,000	71,246	70,400
Altma Fund SICAV Plc in respect of the Grafton Fund Sub	1,750,000	—	1,750,000	62,340	—
Argent Class Convertible Arbitrage Fund II, L.P.	200,000	—	200,000	7,124	—
Argent Classic Convertible Arbitrage Fund Ltd.	6,360,000	—	6,360,000	226,564	—

Name	2011 Notes	2013 Notes	Principal Amount of Notes Beneficially Owned and Offered	Common Stock Issuable Upon Conversion of the Notes(1)	Common Stock Owned After Completion of the Offering(2)
Argent Classic Convertible Arbitrage Fund, Inc.	6,360,000	—	6,360,000	226,564	—
Argent Classic Convertible Arbitrage Fund, L.P.	850,000	—	850,000	30,279	—
Argent LowLev Convertible Arbitrage Fund II, LLC	40,000	—	40,000	1,424	—
Argent LowLev Convertible Arbitrage Fund Ltd.	1,950,000	—	1,950,000	69,465	—
Argent LowLev Convertible Arbitrage Fund, LLC	100,000	—	100,000	3,562	—
Argentum Multi-Strategy Fund Ltd- Classic	100,000	—	100,000	3,562	—
Aristeia International Limited	—	25,415,000	25,415,000	832,938	—
Aristeia Partners LP	—	1,335,000	1,335,000	43,752	—
Arlington County Employees Retirement System	291,000	524,000	815,000	17,173	—
British Virgin Islands Social Security Board	67,000	121,000	188,000	6,352	—
CALAMOS Market Neutral Income Fund—CALAMOS Investment Trust	—	6,000,000	6,000,000	196,641	—
Canadian Imperial Holdings Inc.	16,500,000	—	16,500,000	587,784	—
Cheyne Fund LP	548,000	—	548,000	19,521	—
Cheyne Leverage Fund LP	—	452,000	452,000	14,813	—
Citadel Equity Fund Ltd.(3)	18,000,000	39,500,000	57,500,000	1,935,772	—
City University of New York	58,000	105,000	163,000	5,507	—
Class C Trading Company, Ltd.	720,000	—	720,000	25,648	—
Class C Trading Company, Ltd.	1,020,000	—	1,020,000	36,335	—
CNH CA Master Account, L.P.	5,000,000	5,000,000	10,000,000	341,984	—
Context Advantage Master Fund, L.P.	3,550,000	—	3,550,000	126,462	—
Credit Agricole Structured Asset Management	150,000	—	150,000	5,343	—
Deutsche Bank AG London(3)	13,705,000	12,820,000	26,525,000	908,373	—
Deutsche Bank Securities(4)	—	20,250,000	20,250,000	663,663	—
Finch Tactical Plus Class B	200,000	—	200,000	7,124	—
Fore Convertible Master Fund, Ltd.(4)	676,000	339,000	1,015,000	35,191	26,500
Fore Erisa Fund, Ltd.(4)	74,000	36,000	100,000	3,815	2,800
Fore Multi Strategy Master Fund, Ltd.(4)	136,000	68,000	204,000	7,073	5,100
Global Convertible Opportunities Fund	500,000	—	500,000	17,811	—
Goldman Sachs & Co. Profit Sharing Master Trust(3)	230,000	—	230,000	8,193	—
Grable Foundation	34,000	61,000	95,000	3,210	—
Grady Hospital	56,000	100,000	156,000	5,272	—
Guggenheim Portfolio Company XXXI, LLC	333,000	—	333,000	11,862	—
HFR CA Global Select Master Trust Account	380,000	—	380,000	13,536	—
HFR Convertible Arbitrage Fund	157,000	157,000	314,000	10,738	—

Name	2011 Notes	2013 Notes	Principal Amount of Notes Beneficially Owned and Offered	Common Stock Issuable Upon Conversion of the Notes(1)	Common Stock Owned After Completion of the Offering(2)
HFR RVA Combined Master Trust	182,000	—	182,000	6,483	—
Independence Blue Cross	309,000	556,000	865,000	29,229	—
Institutional Benchmarks Series (Master Feeder) Limited in respect of Alcor Series	150,000	—	150,000	5,343	—
KBC Convertibles MAC28 Limited(3)	1,000,000	—	1,000,000	35,623	—
KBC Diversified Fund, A Segregated Portfolio of KBC Diversified Fund, SPC(3)	2,000,000	—	2,000,000	71,246	—
KBC Financial Products USA Inc.(4)	—	7,000,000	7,000,000	229,428	—
Lyxor Convertible Arbitrage Fund	89,000	89,000	178,000	6,087	—
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent	520,000	—	520,000	18,524	—
Lyxor Quest Fund, Ltd.	4,000,000	—	4,000,000	142,493	—
Lyxor/Context Fund Ltd.(3)	950,000	—	950,000	33,842	—
Man Mac 1, Ltd.(4)	114,000	57,000	171,000	5,929	4,400
New Orleans Firefighters	34,000	61,000	95,000	3,210	—
Occidental Petroleum	129,000	232,000	361,000	12,198	—
Oz Special Funding (OZMD), LP	18,270,000	—	18,270,000	650,837	—
Partners Group Alternative Strategies PCC LTD	640,000	—	640,000	22,798	—
PNC Equity Securities LLC(3)	2,500,000	—	2,500,000	89,058	—
PNC Equity Securities LLC(3)	2,500,000	—	2,500,000	89,058	—
Police & Firemen of the City of Detroit	226,000	407,000	633,000	21,389	—
Polygon Global Opportunities Master Fund	2,500,000	2,500,000	5,000,000	170,992	—
Promutual	367,000	661,000	1,028,000	34,737	—
Quest Global Convertible Master Fund, Ltd.	100,000	—	100,000	3,562	—
Rhythm Fund, Ltd.(3)	2,000,000	—	2,000,000	71,246	—
RMF Umbrella SICAV	250,000	—	250,000	8,905	—
San Francisco Public Employees Retirement System	577,000	1,037,000	1,614,000	54,540	—
Silver Convertible Arbitrage Fund, LDC	100,000	—	100,000	3,562	—
Stark Master Fund Ltd.	17,000,000	8,000,000	25,000,000	867,784	—
Trustmark	145,000	261,000	406,000	13,719	—
UBS AG London FBO WCBP(3)	—	8,750,000	8,750,000	286,785	606,800
UBS Securities LLC	—	2,750,000	2,750,000	90,127	—
Vicis Capital Master Fund	6,000,000	6,000,000	12,000,000	410,380	—
Whitebox Diversified Convertible Arbitrage Partners, L.P.	800,000	—	800,000	28,498	—
Worldwide Transactions Limited	400,000	—	400,000	14,249	—
Xavex Convertible Arbitrage 10 Fund	340,000	—	340,000	12,111	—
Xavex Convertible Arbitrage 2 Fund	50,000	—	50,000	1,781	—

(1)

Assumes conversion of all of the holder’s notes at a conversion rate of 35.6233 shares of common stock per $1,000 principal amount of the 2011 notes and a conversion rate of 32.7755 shares of common stock per $1,000 principal amount of the 2013 notes. Each conversion rate is subject to adjustment, however, as described under “Description of Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.
(2)	Assumes that either all of the principal amount of notes offered hereby or all of the shares of common stock offered hereby are sold by the selling securityholders.
(3)	This selling securityholder is an affiliate of a broker-dealer.
(4)	This selling securityholder is a broker-dealer.
(5)	Information about other selling securityholders will be set forth in additional prospectus supplements, if required.

PLAN OF DISTRIBUTION

The notes and the underlying common stock may be sold from time to time to purchasers directly by the selling securityholders and through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common stock. These discounts, concessions or commissions as to any particular underwriter, broker, dealer or agent may be in excess of those customary in the types of transactions involved. The term “selling securityholders” includes transferees, pledgees, donees or other successors selling notes and shares of our common stock issuable upon conversion of the notes received after the date of this prospectus from a selling securityholder as a gift, pledge or partnership distribution. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The notes and the common stock may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees, concessions or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by them hereby will be the purchase price of the notes or shares of common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes or the underlying common stock to be made directly or through agents. We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on those exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions. These brokers, dealers or other financial institutions may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to brokers or dealers that, in turn, may sell the notes and the underlying common stock.

Selling securityholders may decide not to sell any of the notes or the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes and the shares of common stock by other means not described in this prospectus, in which case the transferees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. Securities covered by this prospectus may also be sold to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act rather than pursuant to this prospectus.

Our common stock is quoted on the New York Stock Exchange, Inc. under the symbol “ACF.”

The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes or the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any discounts, concessions or commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes or the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Several of the selling securityholders are identified as registered broker-dealers in the selling securityholder table under the “Selling Securityholders” section and, as a result, may be deemed to be underwriters in connection with the sale of the notes or the underlying common stock.

If the notes and the underlying common stock are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Each of the selling securityholders that is a registered broker-dealer or an affiliate of a broker-dealer has represented to us, and by its use of this prospectus repeats such representation to you, that it purchased its notes in the ordinary course of business and at the time of such purchase had no direct or indirect agreements or understandings with any person to distribute such notes or common stock issuable upon conversion of such notes.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders.

The notes were issued and sold in September 2006 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act. We have agreed to indemnify each selling securityholder (including the initial purchasers), and each selling securityholder’s directors, officers, employees, affiliates, representatives, agents and each person, if any, who controls that selling securityholder within the meaning of either the Securities Act or the Exchange Act, against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law. Each selling securityholder (including the initial purchasers) has agreed to indemnify us, and our directors, officers, employees, affiliates, representatives, agents and each person, if any, who controls us within the meaning of either the Securities Act or the Exchange Act, against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law.

The selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any such other person. In addition, Regulation M under the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of common stock to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

Prior to the private placement, there was no trading market for the notes. Although the broker dealers that acted as initial purchasers when the notes were originally issued advised us that they intended to make a market in the notes, they are not obligated to do so and may discontinue market-making activities at any time without notice. In addition, their market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. Although the notes issued in the initial placement are eligible for trading on the PORTAL Market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL Market. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and the underlying common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

At the time a particular offering of the notes or the underlying common stock is made and to the extent required, the specific notes or the underlying common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in prospectus supplements or, if appropriate, a post-effective amendment to the shelf registration statement.

We have agreed to pay substantially all of the expenses incidental to the registration of the notes and the underlying common stock other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the notes, the subsidiary guarantees and the common stock issuable upon conversion of the notes have been passed upon for us by Jenkens & Gilchrist, P.C., Dallas, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements as of June 30, 2006 and for each of the three years in the period ended June 30, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of June 30, 2006 included in our annual report on Form 10-K for the year ended June 30, 2006 incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing in our annual report on Form 10-K for the year ended June 30, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by AmeriCredit Corp. (the “Company”) in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$58,850
Accounting fees and expenses	15,000
Printing expenses	20,000
Legal fees and expenses	25,000

Total	$118,850

Item 15.	Indemnification of Directors and Officers.

(a) The articles of incorporation, as amended to date (the “Articles of Incorporation”), of AmeriCredit Corp. (the “Company”), together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

(b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 16.	Exhibits.

Exhibit No.	Description
3.1(1)	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (Exhibit 3.1)

3.2(1)	Amendment to Articles of Incorporation, filed October 18, 1989 (Exhibit 3.2)

3.3(3)	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992 (Exhibit 3.3)

3.4(6)	Bylaws of the Company, as amended through June 30, 2003 (Exhibit 3.4)

4.1(2)	Specimen stock certificate evidencing the Common Stock (Exhibit 4.1)

4.2(4)	Rights Agreement, dated August 28, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 4.1)

4.2.1(5)	Amendment No. 1 to Rights Agreement, dated September 9, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 4.1)

Exhibit No.	Description

4.2.2(7)	Amendment No. 2 to Rights Agreement, dated January 24, 2006, between the Company and Mellon Investor Services LLC formerly known as ChaseMellon Shareholders Services, LLC (Exhibit 4.2.2)

4.3(9)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, and HSBC Bank USA, National Association, with form of 0.75% Convertible Senior Notes due 2011 (Exhibit 10.2)

4.4(9)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, and HSBC Bank USA, National Association, with form of 2.125% Convertible Senior Notes due 2013 (Exhibit 10.3)

4.5(9)	Registration Rights Agreement, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Friedman, Billings, Ramsey & Co., Inc. and Wachovia Capital Markets, LLC (Exhibit 10.1)

5.1(10)	Opinion of Jenkens & Gilchrist, P.C.

12.1(10)	Statement Re Computation of Ratios

21.1(8)	Subsidiaries of the Registrant

23.1(10)	Consent of Independent Registered Public Accounting Firm

23.2(10)	Consent of Jenkens & Gilchrist, P.C. (included in Exhibit 5.1)

24.1(10)	Powers of Attorney (included on signature pages hereto)

25.1(10)	Statement of eligibility of Trustee on Form T-1

(1)	Incorporated by referenced to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(3)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(4)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(5)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated September 7, 1999, filed by the Company with the Securities and Exchange Commission.
(6)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, filed by the Company with the Securities and Exchange Commission.
(7)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed by the Company with the Securities and Exchange Commission.
(8)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, filed by the Company with the Securities and Exchange Commission.
(9)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed by the Company with the Securities and Exchange Commission.
(10)	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Corp.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLIFTON H. MORRIS, JR. Clifton H. Morris, Jr.	Director and Chairman of the Board	December 15, 2006

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

/s/ JOHN R. CLAY John R. Clay	Director	December 15, 2006

/s/ A.R. DIKE A.R. Dike	Director	December 15, 2006

/s/ JAMES H. GREER James H. Greer	Director	December 15, 2006

/s/ DOUGLAS K. HIGGINS Douglas K. Higgins	Director	December 15, 2006

/s/ KENNETH H. JONES, JR. Kenneth H. Jones, Jr.	Director	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Corporation of California

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Financial Services, Inc.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Flight Operations, LLC

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	President (Principal Executive Officer)	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Management Trust

BY:	/s/ CHRIS A. CHOATE
Chris A. Choate Administrative Trustee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRIS A. CHOATE Chris A. Choate	Administrative Trustee	December 15, 2006

/s/ JAMES FEHLEISON James Fehleison	Administrative Trustee	December 15, 2006

/s/ MICHAEL DUSKIN Michael Duskin	Administrative Trustee	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Consumer Discount Company

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

ACF Investment Corp.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Financial Services of Canada Ltd.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ DEAN R. MACKEY Dean R. Mackey	Director, Vice President, Human Resources	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit NS I Co.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit Consumer Loan Company, Inc.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer— Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AmeriCredit NS II Co.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

Bay View Acceptance Corporation

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

CAR Group, Inc.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 15, 2006.

AFS Management Corp.

BY:	/s/ DANIEL E. BERCE
Daniel E. Berce President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agents (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2006

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Chief Operating Officer—Originations	December 15, 2006

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	December 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1(1)	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (Exhibit 3.1)

3.2(1)	Amendment to Articles of Incorporation, filed October 18, 1989 (Exhibit 3.2)

3.3(3)	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992 (Exhibit 3.3)

3.4(6)	Bylaws of the Company, as amended through June 30, 2003 (Exhibit 3.4)

4.1(2)	Specimen stock certificate evidencing the Common Stock (Exhibit 4.1)

4.2(4)	Rights Agreement, dated August 28, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 4.1)

4.2.1(5)	Amendment No. 1 to Rights Agreement, dated September 9, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 4.1)

4.2.2(7)	Amendment No. 2 to Rights Agreement, dated January 24, 2006, between the Company and Mellon Investor Services LLC formerly known as ChaseMellon Shareholders Services, LLC (Exhibit 4.2.2)

4.3(9)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, and HSBC Bank USA, National Association, with form of 0.75% Convertible Senior Notes due 2011 (Exhibit 10.2)

4.4(9)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, and HSBC Bank USA, National Association, with form of 2.125% Convertible Senior Notes due 2013 (Exhibit 10.3)

4.5(9)	Registration Rights Agreement, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors named therein, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Friedman, Billings, Ramsey & Co., Inc. and Wachovia Capital Markets, LLC (Exhibit 10.1)

5.1(10)	Opinion of Jenkens & Gilchrist, P.C.

12.1(10)	Statement Re Computation of Ratios

21.1(8)	Subsidiaries of the Registrant

23.1(10)	Consent of Independent Registered Public Accounting Firm

23.2(10)	Consent of Jenkens & Gilchrist, P.C. (included in Exhibit 5.1)

24.1(10)	Powers of Attorney (included on signature pages hereto)

25.1(10)	Statement of eligibility of Trustee on Form T-1

(1)	Incorporated by referenced to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(3)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(4)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.

(5)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated September 7, 1999, filed by the Company with the Securities and Exchange Commission.
(6)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, filed by the Company with the Securities and Exchange Commission.
(7)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed by the Company with the Securities and Exchange Commission.
(8)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, filed by the Company with the Securities and Exchange Commission.
(9)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed by the Company with the Securities and Exchange Commission.
(10)	Filed herewith.